UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

GLAUKOS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OUR MISSION

Our mission at Glaukos is to truly transform vision by pioneering novel, dropless platforms that can meaningfully advance the standard of care and improve outcomes for patients suffering from sight-threatening chronic eye diseases.

Innovation is at the core of everything we do. Our mantra “We’ll Go First” embodies our commitment and determination to take chances, push the limits of science, and disrupt the legacy treatment paradigms in glaucoma, corneal disorders, and retinal diseases through our pursuit of game-changing technologies.

Our strong business foundation and talented teams around the globe give us confidence in our continued ability to execute our long-term strategy and advance our mission for the benefit of patients worldwide.

2024 Net Sales	Cash, Equivalents, Restricted Cash and Short-Term Investments (as of 12/31/2024)
$383M	$324M

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors is soliciting your proxy for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 29, 2025, at 9:00 a.m. Pacific Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement and our 2024 Annual Report for the year ended December 31, 2024 (the “2024 Annual Report”) are first being made available to stockholders on or about April 15, 2025.

Thursday, May 29, 2025 9AM(PT)

Items of business

Admission	1

Elect the three Class I director nominees named in the accompanying Proxy Statement to serve as directors until the Company’s 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified;

Via live audio webcast,
please visit:

www.virtualshareholdermeeting.

com/GKOS2025

See “Virtual Annual Meeting—How do I attend the Virtual Annual Meeting?” to learn more about attending the Annual Meeting

	2	Approve, on an advisory basis, the compensation of the Company’s named executive officers;
	3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
	4	Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
Who may vote

Stockholders of record

at the close of business on

April 4, 2025

Use the control number on your Notice of Internet Availability of Proxy Materials, or on your proxy card or voting instruction form that accompanied your proxy materials prior to 11:59 p.m., Eastern Time, on May 28, 2025.

Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.

com/GKOS2025.

Your vote is important to us.
Whether or not you plan to attend the Annual Meeting online, we urge you to submit your proxy or voting instructions now via the Internet, telephone, or mail to instruct how your shares are to be voted at the meeting. See “Questions and Answers About the Proxy Materials and Annual Meeting—How do I vote and what are the voting deadlines?” in the Company’s proxy statement for further instructions. We appreciate your continued support.

		BY INTERNET www.proxyvote.com	BY TELEPHONE 1-800-690-6903	BY MAIL Mail your signed proxy card

By Order of the Board of Directors, Thomas W. Burns Chairman & Chief Executive Officer Glaukos Corporation One Glaukos Way Aliso Viejo, CA 92656 April 15, 2025

Glaukos Corporation  |  2025 Proxy Statement  |  i

Notice of Annual Meeting of Stockholders
i	Important Notice Regarding Internet Availability of Proxy Materials
i	Meeting Information
4	Proxy Summary
8	Proposal 1 — Election of Directors
17	Director Compensation
19	Corporate Governance
31	Executive Officers of the Company
32	Proposal 2 — Advisory Approval Of Named Executive Officer Compensation
33	Executive Compensation
	33	Compensation Discussion and Analysis
	50	Compensation Committee Report
	51	Summary Compensation Table for Fiscal Years 2024, 2023 and 2022
	52	2024 Grants of Plan-Based Awards
	53	Outstanding Equity Awards
	55	Option Exercises and Stock Vested in Fiscal 2024
	55	Nonqualified Deferred Compensation Plans
	56	Potential Payments Upon Termination or Change in Control
	57	Employee Benefit and Stock Plans
61	Compensation Committee Interlocks and Insider Participation
62	CEO Pay Ratio
63	Pay vs. Performance
66	Equity Compensation Plan Information
67	Security Ownership of Certain Beneficial Owners and Management
69	Report of the Audit Committee
70	Proposal 3 — Ratification of Independent Registered Public Accounting Firm
72	Transactions with Related Persons
73	Delinquent Section 16(a) Reports
74	Proposals of Stockholders and Director Nominations for 2026 Annual Meeting
75	Other Matters
76	Annual Report to Stockholders
77	Virtual Annual Meeting
78	Questions and Answers About the Proxy Materials and Annual Meeting
A-1	Appendix A

2  |  2025 Proxy Statement  |  Glaukos Corporation

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this Proxy Statement that address activities, events, goals or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this Proxy Statement. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose® TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations and future health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by government or third-party payors for procedures using the iStent®, the iStent inject® W, iAccess, iPRIME, iStent infinite, iDose® TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements in this Proxy Statement are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this Proxy Statement, which speak only as of the date of this Proxy Statement. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Furthermore, certain statements in this Proxy Statement, particularly pertaining to our sustainability performance, goals and initiatives, are subject to additional risks and uncertainties, including regarding: gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our reference to various evolving sustainability reporting standards and frameworks; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements. Additionally, we may provide information herein that is not necessarily “material” under the U.S. federal securities laws for SEC reporting purposes but that is informed by various sustainability standards and frameworks and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.

References to our website through this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

Glaukos Corporation  |  2025 Proxy Statement   |  3

PROXY SUMMARY

PROXY SUMMARY

Who We Are

Founded in 1998, Glaukos Corporation is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases.

Our mission at Glaukos is to truly transform vision by pioneering novel, dropless therapies that can meaningfully advance the standard of care and improve the lives of patients suffering from chronic, sight-threatening diseases.

Innovation is at the core of everything we do, and we are resolute in our commitment to challenge conventional thinking with new treatment alternatives that are supported by real science, robust clinical evidence, and an unrelenting focus on patients.

Our constant pursuit of game-changing technologies that disrupt legacy treatment paradigms is encapsulated in the Glaukos mantra “We’ll Go First,”  which articulates our willingness to take chances, our determination to forge new ground, and our commitment to continuous improvement in all that we do.

Voting Matters

This summary highlights information contained within this Proxy Statement. You should read the entire Proxy Statement carefully and consider all information before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proposals		Board Recommendation
1	Election of Directors	FOR ALL director nominees
2	Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	FOR
3	Ratification of Independent Registered Public Accounting Firm	FOR

4  |  2025 Proxy Statement  |  Glaukos Corporation

PROXY SUMMARY

BOARD OF DIRECTORS

				Other Current Public Company Boards		Committee Membership
Name and Current Occupation	Age	Director Since	Term Expires		Independent	Audit	Compensation, Nominating and Governance
Thomas W. Burns Chairman & Chief Executive Officer Glaukos Corporation	64	2002	2027	1
Mark J. Foley Lead Independent Director Former Chief Executive Officer Revance Therapeutics, Inc.	59	2014	2025	0			(Chair)
David F. Hoffmeister Former Senior Vice President and Chief Financial Officer Life Technologies Corporation	70	2014	2025	3		(Chair)
Gilbert H. Kliman, MD Managing Partner InterWest Partners	66	2007	2025	0
Marc A. Stapley Chief Executive Officer Veracyte Inc.	55	2014	2027	1
Denice M. Torres Chief Executive Officer The Ignited Company	65	2021	2026	1
Aimee S. Weisner Former Corporate Vice President and General Counsel Edwards Lifesciences Corporation	56	2014	2026	2
Leana S. Wen, MD Emergency Physician and Adjunct Associate Professor, George Washington University	42	2021	2027	1

   Committee Member

Glaukos Corporation  |  2025 Proxy Statement   |  5

PROXY SUMMARY

SUSTAINABILITY ACHIEVEMENTS

iDose TR

REVOLUTIONARY GLAUCOMA THERAPY LAUNCHED IN THE U.S.

epioxa™

NDA FOR NEXT-GENERATION, KERATOCONUS THERAPY SUBMITTED TO THE FDA

71%

PARTICIPATATION IN ESPP

GPS Glaukos Patient Services

~8K

KERATOCONUS PATIENTS SERVED TO DATE

GLAUKOS EMPLOYEES

PARTICIPATED IN **45** COMMUNITY SERVICE EVENTS

LOGGED OVER **730** VOLUNTEER HOURS

ADOPTED OVER **200** FAMILIES DURING THE HOLIDAYS

$17M

IN OPHTHALMIC PRODUCT DONATIONS TO DATE TO HELP PATIENTS IN UNDERSERVED REGIONS OF THE WORLD

~130

EMPLOYEES PARTICIPATED IN TUITION REIMBURSEMENT OR STUDENT LOAN REPAYMENT PROGRAMS

IDENTIFIED AND SECURED A NEW MANUFACTURING SITE IN HUNTSVILLE, ALABAMA

ZERO

PRODUCT RECALLS

EXTENDED INTERNSHIPS TO 37 COLLEGE STUDENTS, UP

48%

VS 2023

TWO-SITE DISTRIBUTION MODEL, IMPLEMENTED IN 2023, RESULTED IN 2024 ELIMINATION OF

19.7M

AIR MILES

4K

TONS OF CO_2 EMMISSIONS

CORPORATE GOVERNANCE STRENGTHS

Independence	● 7 of 8 directors are independent ● Independent Lead Director ● Regular executive sessions of independent directors ● Fully independent Board Committees
Evaluation and Effectiveness	● Annual Board, Committee and individual self-evaluations and peer review
Refreshment and Demographic Mix	● 38% of directors are women and 25% self-identify as members of an underrepresented community ● Average age of directors is 60 ● Two new directors added in 2021
Active Board Oversight and Engagement
●
Robust oversight of risks related to the Company’s business, including compliance, cybersecurity and sustainability risks
●
Directors attended an average of 95% of Board and Committee meetings in 2024; Chairman attended 100% and Lead Independent Director attended 89% of Board and Committee meetings
●
Overboarding guidelines limit directors’ service on the boards of other public companies to three, or, for directors who are executive officers of public companies, one additional public company board, without Board approval

Robust Stockholder Engagement Process	● Proactive semiannual engagement with stockholders ● Incorporation of stockholder feedback into our strategies and programs, including executive compensation

6  |  2025 Proxy Statement  |  Glaukos Corporation

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

CEO Compensation	Other NEOs

Compensation Best Practices

What We Do	What We Don’t Do
Incorporate Stockholder Feedback into Compensation Program Design	Excise Tax Gross-Ups
Multiple Performance Metrics and Time Horizons for Long Term Incentive Compensation and Bonus Plan	Repricing or Buyouts of Stock Options
Cap Executive Bonus Program at 200% of target	Uncapped Incentives
Majority of NEO total compensation is variable versus fixed to ensure pay-for-performance	Hedging, Derivatives, Pledging or Margin Accounts
Annual Independent Compensation Risk Review	Single-Trigger Cash Severance Payments upon a Change in Control
Double-Trigger Severance Payments upon a Change in Control	Employment Contracts
Share Ownership Guidelines (6x base salary for Chief Executive Officer)	Dividends or Dividend Equivalents on Unearned or Unvested Equity Awards
Clawback Policy
Independent Compensation Consultant
Limited Perquisites

Glaukos Corporation  |  2025 Proxy Statement   |  7

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR ALL” THE DIRECTOR NOMINEES.

Our Board of Directors (“Board” or “Board of Directors”) is currently comprised of eight directors. Under our Certificate of Incorporation, our Board of Directors is divided into three classes, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

●	the Class I directors are Mark J. Foley, David F. Hoffmeister and Gilbert H. Kliman, M.D., and their terms will expire at the Annual Meeting;
●	the Class II directors are Denice M. Torres and Aimee S. Weisner, and their terms will expire at the 2026 annual meeting of stockholders; and
●	the Class III directors are Thomas W. Burns, Leana S. Wen, M.D. and Marc A. Stapley, and their terms will expire at the 2027 annual meeting of stockholders.

Upon the recommendation of the Compensation, Nominating and Governance Committee (the “CNG Committee”), the Board of Directors has nominated Mark J. Foley, David F. Hoffmeister and Gilbert H. Kliman, M.D. for election to our Board of Directors as Class I directors to serve until the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified. Mr. Foley, Mr. Hoffmeister and Dr. Kliman were each previously elected to the Board by our stockholders at our 2022 annual meeting of stockholders. Proxies may only be voted for the three Class I directors nominated for election at the Annual Meeting.

Each of the director nominees has consented to being named in this Proxy Statement and to serving as a director, if elected. We have no reason to believe any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Director Nominees

Following is the biographical information for each of our director nominees and continuing directors. The information below is provided as of April 15, 2025. We have also included a table reflecting the primary experience, qualifications, attributes and skills of each of our director nominees. The CNG Committee and the Board of Directors considered this information, among other characteristics, in their nomination of these individuals to serve as a member of our Board of Directors.

8  |  2025 Proxy Statement  |  Glaukos Corporation

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Class I Directors at the Annual Meeting

Mark J. Foley	Age 59, Independent Director Since 2014, Lead Independent Director Since 2021
BOARD COMMITTEES Compensation, Nominating and Governance (Chair)

BACKGROUND

Chief Executive Officer, Revance Therapeutics, Inc., a commercial-stage biotechnology company (2019 to 2025)

Chairman, President and Chief Executive Officer, ZELTIQ Aesthetics, Inc. (2012 to 2017); Executive Chairman (2009 to 2017)

Managing Director, RWI Ventures, Inc. (2004 to 2018)

Various Executive Positions for United States Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention Inc., Perclose, Inc., and Ventrica, Inc.

OTHER PUBLIC DIRECTORSHIPS

Former

Revance Therapeutics, Inc. (Nasdaq:RVNC) (2017 to 2025)

SI-BONE, Inc. (Nasdaq:SIBN) (2019 to 2021)

ZELTIQ Aesthetics, Inc. (Nasdaq:ZLTQ) (2009-2017)

EDUCATION

Bachelor of Arts, University of Notre Dame

QUALIFICATIONS FOR BOARD SERVICE

Mr. Foley has over 25 years of medical device operating, investment and chief executive officer experience. Mr. Foley’s previous medical device experience as a senior executive and his service on the boards of several medical device public companies qualifies him to serve on our Board of Directors.

David F. Hoffmeister	Age 70, Independent Director Since 2014
BOARD COMMITTEES Audit (Chair)

BACKGROUND

Senior Vice President and Chief Financial Officer, Life Technologies Corporation, a global biotechnology company (2008 to 2014)

Chief Financial Officer, Invitrogen Corporation (2004 to 2008)

Senior Partner, McKinsey & Company (1983 to 2003)

Leader, McKinsey & Company, North American Chemical Practice (1998 to 2003)

OTHER PUBLIC DIRECTORSHIPS

Current

Celanese Corporation (NYSE:CE) (2006 to current)

ICU Medical, Inc. (Nasdaq:ICUI) (2018 to current)

StepStone Group, Inc. (Nasdaq:STEP) (2020 to current)

OTHER PRIVATE DIRECTORSHIPS

Kaiser Permanente (2014 to current)

EDUCATION

Bachelor of Science, University of Minnesota

M.B.A, University of Chicago

QUALIFICATIONS FOR BOARD SERVICE

Mr. Hoffmeister’s strong finance background, experience as a chief financial officer of a global biotechnology company, and public company board experience qualify him to serve on our Board of Directors. In addition, his experience in the healthcare and chemical industries, as well as his private equity, strategy and organization experience, contribute greatly to the knowledge base of our Board.

Glaukos Corporation  |  2025 Proxy Statement  |  9

PROPOSAL 1 — ELECTION OF DIRECTORS

Gilbert H. Kliman, M.D.	Age 66, Independent Director Since 2007
BOARD COMMITTEES Compensation, Nominating and Governance

BACKGROUND

Partner, InterWest Partners, a venture capital firm (1996 to 2015); Managing Partner (2016 to current)

Investment Manager, Norwest Venture Partners (1995 to 1996)

Associate, TA Associates (1989 to 1992)

Dr. Kliman is a board-certified ophthalmologist and completed a retina research fellowship at Massachusetts Eye and Ear Infirmary and residency training at Wills Eye Hospital

OTHER PUBLIC DIRECTORSHIPS

Former

STAAR Surgical Company (Nasdaq:STAA) (2021 to 2023)

Doximity, Inc. (NYSE:DOCS) (2011 to 2022)

Avedro, Inc. (Nasdaq:AVDR) (acquired by Glaukos Corporation) (2015 to 2019)

Epocrates, Inc. (Nasdaq:EPOC) (1999 to 2011)

IntraLase Corp. (Nasdaq:ILSE) (2000 to 2007)

EDUCATION

Bachelor of Arts, Harvard University

M.D., University of Pennsylvania

M.B.A., Stanford Graduate School of Business

QUALIFICATIONS FOR BOARD SERVICE

Dr. Kliman’s prior experience as a practicing ophthalmologist, as well as his significant experience in financial markets and prior experience on the boards of several U.S. public companies and various private healthcare companies, qualify him to serve on our Board of Directors.

10  |  2025 Proxy Statement  |  Glaukos Corporation

PROPOSAL 1 — ELECTION OF DIRECTORS

All Other Continuing Directors

2026	Nasdaq:TSVT) (2021 to current) Nasdaq:KRTX) (2020 to 2024) Nasdaq:SURF) (2021 to 2023) Nasdaq:BLUE) (2020-2021)
Denice M. Torres	Age: 65, Independent Director Since 2021
BOARD COMMITTEES Compensation, Nominating and Governance TERM EXPIRES: 2026

BACKGROUND

Chief Executive Officer, The Ignited Company, a consulting firm (2017 to current)

Chief Strategy and Transformation Officer, Johnson & Johnson, Global Medical Device Business (2015 to 2017)

President, Johnson & Johnson McNeil Consumer Healthcare (2011 to 2015)

President, Johnson & Johnson Janssen Pharmaceuticals, Neuroscience (2009 to 2011)

Various Executive Positions, Eli Lilly and Company (1990 to 2004)

OTHER PUBLIC DIRECTORSHIPS

Current

2seventybio (Nasdaq:TSVT) (2021 to current)

Former

Karuna Therapeutics, Inc. (Nasdaq:KRTX) (2020 to 2024)

Surface Oncology (Nasdaq:SURF) (2021 to 2023)

Bluebird bio, Inc. (Nasdaq:BLUE) (2020-2021)

OTHER PRIVATE DIRECTORSHIPS

National Resilience (venture backed company) (2020 to current)

Thirty Madison (2022 to current)

Seaport Therapeutics (2024 to current)

ByHeart, Inc. (2024 to current)

EDUCATION

Bachelor of Science, Ball State University

J.D., Indiana University

M.B.A., University of Michigan

M.A., Study of Happiness, Centenary University

Ms. Torres is a member of the Michigan Bar Association.

Ms. Torres is the founder of The Mentoring Place, a nonprofit organization offering free executive mentoring to help women achieve their career goals.

QUALIFICATIONS FOR BOARD SERVICE

Ms. Torres has extensive experience running large businesses in the pharmaceutical, consumer health and medical device industries, including executive management of global commercialization, quality, strategy and marketing. In addition to her corporate experience, Ms. Torres is currently the CEO of a healthcare industry change management firm focused on leadership, diversity, equity and inclusion and culture. Her combined experiences and perspectives qualify her to serve on our Board of Directors.

Glaukos Corporation  |  2025 Proxy Statement  |  11

PROPOSAL 1 — ELECTION OF DIRECTORS

2026
Aimee S. Weisner	Age 56, Independent Director Since 2014
BOARD COMMITTEES Audit TERM EXPIRES: 2026

BACKGROUND

Corporate Vice President and General Counsel, Edwards Lifesciences Corporation, a medical technology company (2011 to 2019)

Legal Advisor to Public Pharmaceutical and Medical Device Companies (2009 to 2010)

Various positions, including Executive Vice President, Administration and Secretary, Advanced Medical Optics, Inc. (2002 to 2009)

Various positions, including Vice President, Assistant General Counsel and Assistant Secretary, Allergan, Inc. (1998 to 2002)

OTHER PUBLIC DIRECTORSHIPS

Current

Lensar, Inc. (Nasdaq:LNSR) (2021 to current)

STAAR Surgical Company (Nasdaq:STAA) (2022 to current)

Former

Oyster Point Pharma, Inc. (Nasdaq:OYST) (2019 to 2023)

EDUCATION

Bachelor of Arts, California State University, Fullerton

J.D., Loyola Law School, Los Angeles

QUALIFICATIONS FOR BOARD SERVICE

Ms. Weisner’s extensive in-house legal and compliance experience with different medical device companies, including an in-depth understanding of regulatory and reimbursement issues, intellectual property, corporate governance, risk management, corporate transactions, human resources, and internal audit, qualify her to serve on our Board of Directors.

2027
Thomas W. Burns	Age 64, Director Since 2002
BOARD COMMITTEES N/A TERM EXPIRES: 2027

BACKGROUND

Chief Executive Officer and Board Member, Glaukos Corporation (2002 to current); Chairman of the Board (2021 to current)

Vice President, Global Strategy and General Manager, Refractive Surgery, Bausch & Lomb (1998 to 2000)

Senior Vice President and General Manager, Chiron Vision Corporation (1990 to 1997)

OTHER PUBLIC DIRECTORSHIPS

Current

Pulmonx Corporation (Nasdaq:LUNG) (2020 to current)

Former

Avedro, Inc. (acquired by Glaukos Corporation) (2018 to 2019)

EDUCATION

Bachelor of Arts, Yale University

Served as an entrepreneur in residence at Versant Ventures Management, LLC

QUALIFICATIONS FOR BOARD SERVICE

Mr. Burns has a proven record of building successful medical device and pharmaceutical businesses, creating successful new markets in ophthalmology and commercializing new products. Mr. Burns possesses an extensive understanding of our business, operations and strategy, as well as significant industry experience and corporate management skills and experience, which qualifies him to serve as Chairman of our Board of Directors.

12  |  2025 Proxy Statement  |  Glaukos Corporation

PROPOSAL 1 — ELECTION OF DIRECTORS

2027
Marc A. Stapley	Age 55, Independent Director Since 2014
BOARD COMMITTEES Audit Compensation, Nominating and Governance TERM EXPIRES: 2027

BACKGROUND

Chief Executive Officer, Veracyte, Inc., a global diagnostic company (2021 to current)

Chief Executive Officer, Helix, Inc., a population genomics company (2019 to 2021)

Executive Vice President, Strategy and Corporate Development, Illumina, Inc. (2017 to 2019); Chief Administrative Officer (2015 to 2017); Senior Vice President and Chief Financial Officer (2012 to 2017)

Senior Vice President, Finance, Pfizer, Inc. (2009 to 2012)

Auditor, Coopers & Lybrand (1991 to 1995)

OTHER PUBLIC DIRECTORSHIPS Current Veracyte, Inc. (Nasdaq:VCYT) (2021 to current) OTHER PRIVATE DIRECTORSHIPS Helix, Inc. (2015 to current) EDUCATION B.Sc (Honors), The University of Reading (England)

QUALIFICATIONS FOR BOARD SERVICE

Mr. Stapley has gained extensive experience in the areas of corporate strategy, corporate and business development, mergers and acquisitions, and global infrastructure. This experience, together with his extensive experience in senior finance positions with public companies, qualifies Mr. Stapley to serve on our Board of Directors.

Glaukos Corporation  |  2025 Proxy Statement  |  13

PROPOSAL 1 — ELECTION OF DIRECTORS

2027
Leana S. Wen, MD	Age 42, Independent Director Since 2021
BOARD COMMITTEES Audit TERM EXPIRES: 2027

BACKGROUND

Adjunct Associate Professor, George Washington University (2019 to current)

Contributing Columnist, The Washington Post (2020 to current)

Medical Analyst and Health Contributor, CNN (2020 to current)

Senior Fellow, Brookings Institute (2020-current)

President, Planned Parenthood (2018 to 2019)

Health Commissioner, City of Baltimore (2015 to 2018)

Director, Patient-Centered Care Research, Department of Emergency Medicine, George Washington University (2013 to 2015)

Board-certified Emergency Room Physician

OTHER PUBLIC DIRECTORSHIPS

Current

UroGen (Nasdaq:URGN) (2022 to current)

OTHER PRIVATE DIRECTORSHIPS

Bipartisan Policy Center (2020 to current)

Baltimore Community Foundation (2019 to current)

Chair, Advisory Board of the Behavioral Health Group (2020 to current)

EDUCATION

Bachelor of Science, California State University, Los Angeles

M.D., Washington University School of Medicine

M.Sc., University of Oxford (Rhodes Scholar)

OTHER ACCOMPLISHMENTS

Dr. Wen has been a member of more than ten nonprofit boards, including serving as the chair of Behavioral Health Systems Baltimore

Dr. Wen has been a global health fellow at the World Health Organization, a consultant with the China Medical Board, and a nonresident senior fellow at the Brookings Institution

QUALIFICATIONS FOR BOARD SERVICE

Dr. Wen’s experience as a practicing physician, combined with her extensive experience working in governmental sectors, with innovative health companies, and serving on nonprofit boards and foundations, make her a qualified member of our Board of Directors.

14  |  2025 Proxy Statement  |  Glaukos Corporation

PROPOSAL 1 — ELECTION OF DIRECTORS

Board Skill Matrix

Each of our directors’ specific skills and experiences are included in the table below and described more fully in their individual biographies. Even though a particular skill may not be indicated below, our directors often have some level of experience in each of the areas listed.

Business or Professional Experience/Skills/Attributes	BURNS	FOLEY	HOFFMEISTER	KLIMAN	STAPLEY	TORRES	WEISNER	WEN	# OF DIRECTORS	% OF DIRECTORS
Executive Leadership									8	100%
Governance and Compliance									8	100%
Other Public Company Board Service									8	100%
Accounting and Auditing									5	63%
Capital Management									5	63%
Sustainability									5	63%
Mergers and Acquisitions									7	88%
Regulatory & Risk Management									6	75%
Legal and Human Capital Management									6	75%
Public Health Policy									1	13%
International Commercialization									6	75%
Medical Technology									8	100%
Ophthalmology									3	38%
Pharmaceutical									7	88%
Cybersecurity									4	50%

Glaukos Corporation  |  2025 Proxy Statement  |  15

PROPOSAL 1 — ELECTION OF DIRECTORS

Board Attributes

Independence 88% INDEPENDENT	Gender Diversity 38% WOMEN	Underrepresented Communities 25% MEMBERS OF UNDERREPRESENTED COMMUNITIES
Public Company Experience 100% PUBLIC COMPANY EXPERIENCE	Age 59.6 YEARS (average)	Tenure 11.6 YEARS (average)

16  |  2025 Proxy Statement  |  Glaukos Corporation

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2024.

	Fees earned or	Stock	Option
	paid in cash	awards	awards	Total
Name(1)	($)(2)	($)(2)(3)	($)(2)(3)	($)
Mark J. Foley	112,500	189,961	75,009	377,470
David F. Hoffmeister	—	273,362	75,009	348,371
Gilbert H. Kliman, M.D.	—	258,948	75,009	333,957
Marc A. Stapley	—	270,433	75,009	345,442
Denice M. Torres	—	258,948	75,009	333,957
Aimee S. Weisner	—	258,948	75,009	333,957
Leana S. Wen, M.D.	60,000	189,961	75,009	324,970

(1)	The compensation information for Thomas W. Burns, our chairman and chief executive officer, is set forth in the Summary Compensation Table with respect to our Named Executive Officers.
(2)	Five of our directors elected to receive their 2024 annual retainer fees in the form of restricted stock units (“RSUs”) in lieu of cash, which includes a 15% premium component to the conversion from the dollar amount of the retainers to the number of RSUs granted, pursuant to our director compensation policy. Dr. Kliman, Ms. Torres, and Ms. Weisner each received a grant of 895 RSUs on January 2, 2024; Mr. Hoffmeister received a grant of 1,082 RSUs on January 2, 2024; and Mr. Stapley received a grant of 1,044 RSUs on January 2, 2024; each in lieu of their annual cash retainers for the year ended December 31, 2024. The grant date fair values of these elective RSU grants are included in the amounts reported in the column titled “Stock Awards” in the table above.
(3)	The amounts shown represent the grant date fair values of stock and option awards granted in the year indicated as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to non-employee directors in 2024, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, each of our non-employee directors held the following restricted stock unit awards and unexercised stock options:

Non-Employee Director	Outstanding Stock Awards(4)	Outstanding Stock Options
Mark J. Foley	1,716	56,246
David F. Hoffmeister (4)	4,253	56,246
Gilbert H. Kliman, M.D. (4)	6,975	31,246
Marc A. Stapley (4)	6,326	31,246
Denice M. Torres (4)	2,611	1,246
Aimee S. Weisner (4)	16,594	31,246
Leana S. Wen, M.D. (4)	18,247	1,246

(4)	The outstanding stock awards reported in the table above include RSUs that have vested but whose delivery has been deferred pursuant to an election by the applicable director under the Company’s Director Compensation Program described below, including 1,455 RSUs with respect to Mr. Hoffmeister, 4,364 RSUs with respect to Mr. Kliman, 3,566 RSUs with respect to Mr. Stapley, 13,983 RSUs with respect to Ms. Weisner and 16,531 RSUs with respect to Dr. Wen.

We reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors. We do not pay cash or equity compensation to our employee directors other than in their capacity as employees.

In December 2017, our Board of Directors initially approved a non-employee director compensation program which was most recently updated in March 2025. The current terms of our director compensation program are described below.

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DIRECTOR COMPENSATION

Director Compensation Program

Cash Compensation

All non-employee directors are entitled to receive an annual $50,000 retainer for service as a Board member and an annual $10,000 retainer for each committee on which they serve as a member. In addition, non-employee directors are entitled to receive the following additional cash compensation for their services as Lead Independent Director of our Board or chairperson of our Board committees:

●	$40,000 per year for service as Lead Independent Director of the Board;
●	$12,500 per year for service as chairperson of the Audit Committee; and
●	$12,500 per year for service as chairperson of the CNG Committee.

All cash payments to non-employee directors are paid quarterly in arrears and pro-rated for directors who join or leave the board mid-year.

Equity Compensation

All non-employee directors are entitled to receive the following equity compensation for their services:

●	annual grant of (i) RSUs with a grant date fair value of $200,000 and (ii) stock options with a grant date fair value of $160,000 and an exercise price equal to the closing stock market price for the Company’s common stock on the date of grant, each of which will vest in one installment on the first anniversary of the grant date (or the date of the subsequent year’s annual meeting of stockholders, if earlier) (and subject to acceleration if the non-employee director’s service terminates as a result of the director’s death or total and permanent disability).

Annual grant amounts will be pro-rated for directors who join the Board mid-year. Stock options were added to the annual director grant to align with the compensation practices of industry peer companies, where non-employee directors receive a combination of RSUs and options.

On May 30, 2024, the Board of Directors made a grant of 1,716 RSUs and 1,246 options to buy shares of the Company’s common stock, with an exercise price of $110.70 under our Amended and Restated 2015 Omnibus Incentive Compensation Plan to each of our then-serving independent directors. All of these RSUs and stock options will vest in full in the following year in accordance with our director compensation program terms.

The Board of Directors also has adopted an equity election for non-employee directors with respect to their annual retainer fees. Under this election program, non-employee directors have the right to elect to receive their annual retainers and any additional committee- or chairmanship-related annual retainers for a calendar year in the form of elective RSUs in lieu of cash, which RSUs would be granted on the first business day of the calendar year and valued as of that date.  To provide additional incentive for the non-employee directors to elect equity, there is a 15% premium component to the conversion from the dollar amount of the retainers to the number of RSUs granted.  Any elective RSUs will vest in one installment on the first anniversary of the grant date, subject to the director’s continued service. Five of our directors elected to receive RSUs in lieu of cash with respect to their 2024 annual retainers.

Stock Ownership Policy Applicable to Directors

Our directors are also subject to a Stock Ownership Policy that requires each of our non-employee directors to own shares of our common stock having a value equal to at least six times his or her annual retainer (excluding additional retainers for committee members and chairpersons). Shares subject to stock options and unvested performance-based RSUs (“PRSUs”) are not considered owned by the director for purposes of this Policy. This Policy went into effect on January 1, 2019, and each director is required to meet the minimum stock ownership requirement by the later of January 1, 2024, or five years after the date a person is appointed as a director of the Company. If a non-employee director has not satisfied the minimum stock ownership level, such director is required to retain 50% of the shares received as a result of the exercise, vesting or payment of any Company equity awards, after payment of any applicable exercise price or satisfaction of any applicable withholding tax obligations. The initial minimum stock ownership level of each director was determined on January 1, 2019, and was most recently re-determined as of January 1, 2025, based upon the average daily closing price of the Company’s common stock as reported by the New York Stock Exchange (“NYSE“) for the 12-months ended December 31, 2024. The minimum stock ownership level will be re-determined every third anniversary of the last calculation, as well as upon a change in annual retainer. Each of our directors who was required to be in compliance with the Stock Ownership Policy as of January 1, 2025 is in compliance with the minimum stock ownership thresholds.

Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit members of the Board of Directors from pledging Glaukos securities or engaging in hedging transactions.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the CNG Committee, has adopted Corporate Governance Guidelines to assist the Board in the discharge of its duties and to set forth the Board of Directors’ current views with respect to selected corporate governance matters considered significant to our stockholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, responsibilities of directors, including our Lead Independent Director, director compensation, director capacity, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Governance & Sustainability” on our website at http://investors.glaukos.com.

Stockholder Engagement and Responsiveness

Since our initial public offering in 2015, we have conducted annual outreach to our stockholders to build relationships, discuss our corporate governance structure and executive compensation policies, and receive valuable feedback on matters that are important to them.

64%	Stockholder Engagement

At our 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”), our stockholders approved, by a non-binding, advisory vote, the compensation of our named executive officers. This ballot item, known as a “say-on-pay” proposal, passed with 95% of the votes cast. Following the 2024 Annual Meeting, we engaged with our stockholders regarding our executive compensation policies, corporate governance principles and sustainability efforts. Members of our management team spoke with, or received confirmation that no substantive engagement was required from, stockholders collectively owning approximately 64% of our outstanding stock (excluding officers and directors of the Company). These holders included 9 of our top 10 stockholders. Mr. Foley, chairman of the CNG Committee and our Lead Independent Director, joined several of these calls with our top stockholders. Our Board of Directors, including all members of the CNG Committee, was provided a full report of stockholder feedback from this stockholder engagement.

Consistent with the feedback received in prior years, the majority of stockholders with whom we spoke understood the importance of having certain governance protections, such as a classified Board and supermajority requirements to amend our governing documents, since we are a company that still has significant potential future stockholder value tied to the long-term commercialization process for our iDose TR, which was approved by the U.S. Food and Drug Administration (“FDA”) in December 2023, and our Epioxa corneal health product, for which we expect to receive U.S. FDA approval in the fourth quarter of 2025, and our deep product pipeline, while recognizing that the Board would appropriately evaluate any fair and legitimate offer from a prospective buyer with a view toward maximizing stockholder value. These stockholders appreciated that our Board of Directors reviews corporate governance provisions at least annually, and will consider appropriate changes as the Company matures, including potentially sunsetting the classified Board structure.  The Company will continue to engage with our stockholders and will regularly review the Company’s current corporate governance structure to ensure it aligns the interest of the Company with its stockholders.

Our stockholders also conveyed broad general support for our executive compensation program, stating their hope that the Company will continue, and potentially expand, its use of multi-year performance equity grants and connect executive compensation to the continued successful commercialization of our iDose TR product. The stockholders also appreciated our robust succession planning process, which extends beyond our executive and senior leadership team, and our efforts to retain and develop those employees in identified critical roles. Our stockholders were also focused on how we plan to maintain our low employee turnover rates and how we track employee satisfaction.

Most stockholders expressed support for the positive progress of the Company’s sustainability program and that we focus on topics that are material to the Company and our stakeholders, comprised of employees, customers, suppliers and investors, setting goals and targets in those areas that will have the most impact on the Company’s financial health and enhance its long-term value. Several stockholders shared favorable opinions of our efforts to make meaningful reductions in our environmental impact by evaluating methods to reduce or eliminate packaging waste, and expressed interest in understanding more about the Company’s efforts to expand patient access to our products.

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CORPORATE GOVERNANCE

In response to stockholder feedback, the CNG Committee and Board responded by taking the following actions in the past year:

Stockholder Suggestions	Responsive Action Taken	Impact of Action
Continue strong tie between executive compensation and successful commercialization of new products

2025 Performance-Based Equity Grant for our senior leadership team, including NEOs, is only earned based upon achievement of pre-determined Epioxa regulatory and sales targets over a five-year performance period, and 2024 performance-based equity grant was earned based upon pre-determined iDose TR sales targets

Focuses and motivates leadership team on executing commercial launches of Company’s newly-approved products to ensure value creation for our stockholders
Adopt best practices with respect to incentive stock compensation plan

Approved new incentive compensation plan in 2024 reflecting current best practices, including removal of evergreen provision that annually added to the available share pool without requiring stockholder approval

Provides greater accountability to stockholders to ensure Company’s equity compensation is responsible and appropriately tied to performance and Company’s employment practices and needs
Protect critical roles identified in succession planning

Created tracking process for critical roles identified in succession planning in 2024, including for roles beyond the executive level, and increased focus on retention of these key positions, including through individualized development programs

Secures continuity for Company operations, ensuring the long-term viability of the Company and its strategy
Performance-based equity grants should have a longer timeline between grant and vesting

2025 long-term performance-based equity grant program does not allow vesting of equity for the first three years after grant for senior leadership team, including NEOs; achievement of targets results in points banked that do not vest for at least three years

Further incentivizes executive retention and focus on important Company strategic and operational goals that create long-term value for stockholders
Disclose the Company’s efforts to reduce its environmental impact

Set goals to develop more sustainable product packaging in 2024 Sustainability Report by changing to paper instructions for use for device products by 2027; adopted R&D guidelines to evaluate sustainability in all new product design and packaging and Facilities guidelines to evaluate energy efficiency in all new facility designs; and disclosed that second distribution site implementation eliminated nearly 20 million air miles and 4,000 tons of CO2 emissions in 2024

Demonstrates the Company’s commitment to long-term viability through lower operational costs, mitigation of risks of environmental disasters, driving creativity and protecting resources
Disclose policies regarding use of artificial intelligence (AI)

Company adopted an AI governance policy in 2024 that mandates the approval process to be followed to use AI in the workplace in order to protect Company intellectual property assets; policy detail is disclosed in the Company’s 2024 Sustainability Report

Protects Company’s sensitive data and assets from misuse or breach, allowing for a culture of responsible innovation while mitigating competitive, legal and reputational risk
Retain focus on employee retention and employee satisfaction

Company discloses employee turnover rates and retention efforts in 2024 Sustainability Report, noting that competitive compensation, equity grants to every level of U.S. employees and a focus on Company culture help keep turnover low; Company conducts an annual employee survey and develops initiatives to address results

Creates and maintains a positive workplace culture to attract and retain talented employees, allowing us to execute our strategic vision and achieve long-term value creation

The Company and the CNG Committee listen to the input we receive from our stockholders, with the intention of responding to that input in an appropriate and thoughtful manner that considers the Company’s stage in its development cycle and its needs from a leadership and operational perspective. We believe we have responded appropriately to the feedback received from stockholders through these outreach campaigns. We intend to continue the dialogue with our stockholders on these and other matters to ensure the Board of Directors is apprised of their views and governance and compensation best practices more broadly. In addition, our Board of Directors regularly reviews the Company’s corporate governance structure to ensure it continues to align the interest of the Company with its stockholders, and will consider appropriate governance changes as the Company continues to mature.

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CORPORATE GOVERNANCE

Director Independence

Under the rules of the NYSE and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board of Directors. Under the NYSE rules, a director will only qualify as an “independent director” if our Board of Directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Our Board of Directors reviewed its composition and the independence of our directors and considered whether any director has a material relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Mr. Foley, Mr. Hoffmeister, Dr. Kliman, Mr. Stapley, Ms. Torres, Ms. Weisner and Dr. Wen is “independent” as that term is defined under the rules of the NYSE. Mr. Burns is not an independent director as a result of his position as our Chief Executive Officer.

In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence. There are no family relationships between or among any of our executive officers or directors.

Board Leadership Structure

We have no policy requiring either that the positions of the Chairperson of the Board and our Chief Executive Officer be separate or that they be occupied by the same individual. Our Board of Directors believes that it is important to retain flexibility to allocate the responsibilities of the offices of the Chairperson of the Board and Chief Executive Officer in a way that is in our best interests and the best interests of our stockholders at the time it elects a new Chief Executive Officer or Chairperson of the Board, or at other times when consideration is warranted by circumstances. As part of its succession planning oversight, when the former Chairman of our Board resigned, our Board considered the experience and industry knowledge of our CEO, Thomas W. Burns, and appointed him Chairman of the Board in December 2021.

Pursuant to our Corporate Governance Guidelines, in the event the Chairperson of the Board is not an independent director, the independent directors will annually appoint from amongst themselves a Lead Independent Director with such responsibilities as the Board shall determine from time to time. If appointed, the Lead Independent Director has the following responsibilities:

●	Preside at all meetings of the Board at which the Chairperson of the Board is not present, including executive sessions of the independent directors;
●	Serve as liaison between the Chairperson of the Board and the independent directors;
●	Approve information sent to the Board;
●	Approve agendas for meetings of the Board;
●	Approve meeting schedules of the Board seeking to ensure that there is sufficient time for discussion of all agenda items;
●	Develop agendas for and call meetings of the independent directors when necessary or appropriate; and
●	Be available for consultation and direct communication if requested by major stockholders.

Because our Chairman, Mr. Burns, is not an independent director, the independent members of the Board have appointed Mr. Mark J. Foley, who has served on our Board since 2014, as Lead Independent Director, a position he has held since December 2021. Mr. Foley, who is also the chairman of our CNG Committee, annually participates in calls with our top stockholders to explain our corporate governance structure and receive valuable feedback on the matters that are important to them. We believe the combined Chairman and CEO leadership role along with a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

The Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, serves an active role in overseeing the management of risks related to our business. Our officers are responsible for day-to-day risk management activities. The full Board monitors risks through regular reports from each of the committee chairs, and is apprised of particular risk management issues in connection with its general oversight and approval of corporate matters. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisers regularly and as required.

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CORPORATE GOVERNANCE

The Board, through its Audit Committee, also oversees the Company’s enterprise risk management program, which is administered by the Company’s legal and internal audit functions and facilitates the process of reviewing key external, strategic, operational and financial risks, including compliance risks and risks from cybersecurity threats, as well as monitoring the effectiveness of the Company’s risk mitigation efforts. The Audit Committee receives reports of the primary risks to the Company, as identified by senior management, and the Company’s mitigation plans related to these risks at least twice a year. As part of this risk management process, senior leaders conduct an evaluation twice per year of the severity of these identified risks and any changes to this risk level or the Company’s mitigation efforts since the last update provided to the Audit Committee. The severity of risks is measured based upon the potential adverse impact that could result, the immediacy of the threat, and the availability of mitigating factors, among other elements. Management may consult with outside consultants, such as legal counsel or cybersecurity advisors, in assessing risks to the Company and developing mitigation plans, and both the Audit Committee and the Board regularly receive reports from such outside experts in response to emerging or higher risk areas.

Board of Directors

Audit Committee	Compensation, Nominating and Governance Committee
●
Responsible for primary risk oversight related to our financial reporting, accounting and internal controls, including risks related to revenue recognition and international expansion, and meets regularly with our internal auditors and our independent registered public accounting firm
●
Serves an active role in overseeing the management of risks related to legal compliance, regulatory and general operational matters, including without limitation, manufacturing and supply chain, reimbursement and cybersecurity threats, including data security risk mitigation
●
Meets regularly with the functional leaders within the Company who manage such risks, including the Chief Compliance Officer, head of Operations, Director of Information Security and head of Internal Audit, who also report to the Audit Committee
●
Oversees management’s identification, evaluation and management of our enterprise risks and our plans to monitor, control and minimize any risk exposure
●
Oversees management’s controls and procedures with respect to the quality and integrity of the Company’s sustainability-related matters that are publicly disclosed

●
Oversees the assessment and management of risks related to our compensation plans, policies and overall philosophy and equity-based incentive plans, including reviewing whether these policies and practices create material risks and strategies to mitigate such risks
●
Oversees the assessment and management of risks related to our governance structure and Board composition, including Board leadership, and annual self-evaluation process to determine whether it, its committees and its members are functioning effectively
●
Oversees the Company’s management succession process through an annual review and evaluation session with the CEO, making recommendations regarding potential successors and professional development plans, to reduce transition-related risk
●
Reviews and oversees the Company’s sustainability, climate change, inclusiveness and human capital management-related risks, including employee retention, talent development, and diversity initiatives

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CORPORATE GOVERNANCE

Executive Compensation Risk

The CNG Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of our corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking, including through the application of caps on bonus program overachievement, peer group company data, reasonable severance benefits, limited perquisites, and our clawback and stock ownership policies. The CNG Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the CNG Committee noted that each executive officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards. Annual incentive bonuses are balanced with long-term equity incentives, which are subject to multi-year vesting schedules or only vest upon the achievement of strategic performance objectives.

Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore the Board’s leadership structure, as described under “Board Leadership Structure” above, was not affected by risk oversight considerations.

Committees of the Board of Directors

The Board has two standing committees: the Audit Committee and the Compensation, Nominating and Corporate Governance Committee. The written charters of these committees are available under “Governance & Sustainability” on our website at http://investors.glaukos.com. Additionally, the Board has formed an Equity Awards Committee, comprised of Mr. Burns, our Chairman and Chief Executive Officer, to approve equity grants to employees other than our senior leadership team, so long as such grants are within the guidelines established by our CNG Committee on an annual basis, and meet certain other limitations described in the Equity Awards Committee charter.

Director	Audit	Compensation, Nominating & Governance
Thomas W. Burns —Chairman—
Mark J. Foley —Lead Independent Director—		Chair
Marc A. Stapley
Aimee S. Weisner
David F. Hoffmeister	Chair
Gilbert H. Kliman, M.D.
Leana S. Wen, M.D.
Denice M. Torres

Independent Director	Financial Expert	Committee Member

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CORPORATE GOVERNANCE

Audit Committee

Our Board of Directors determined that Mr. Hoffmeister, Mr. Stapley, Ms. Weisner and Dr. Wen, who comprise our Audit Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. Additionally, our Board of Directors has determined that each of Mr. Stapley and Mr. Hoffmeister is an “audit committee financial expert” as defined by applicable SEC rules. Mr. Hoffmeister serves on the audit committees of three other publicly traded companies in addition to ours. Our Board of Directors has affirmatively determined that Mr. Hoffmeister’s simultaneous service on these other audit committees does not impair his ability to effectively serve on our Audit Committee.

David F. Hoffmeister	Primary Responsibilities
COMMITTEE MEMBERS: David F. Hoffmeister (Chair) Marc A. Stapley Aimee S. Weisner Leana S. Wen, M.D. NUMBER OF MEETINGS IN 2024: 8
●
Appointing, evaluating, retaining, approving the compensation of, and assessing the independence of our independent registered public accounting firm.
●
Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm.
●
Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures.
●
Overseeing our internal control over financial reporting, disclosure controls and procedures and code of conduct.
●
Monitoring our internal audit function and overseeing the internal auditor.
●
Reviewing and approving or ratifying any related person transactions.
●
Overseeing the Company’s enterprise risk management and mitigation program.
●
Monitoring specific Company risks including related to cybersecurity, data privacy, data security, manufacturing, compliance and our publicly disclosed sustainability-related matters.
●
Preparing the Audit Committee report required by SEC rules.

The Company has a full-time internal audit function that reports to the Audit Committee and the Chief Financial Officer, and is responsible for, among other things, reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. The Audit Committee engages, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquiries into the effectiveness of the Company’s accounting and internal control functions. The Audit Committee also approves or ratifies any related person transactions, as described under “Transactions with Related Persons” below.

In addition to overseeing our internal controls over financial reporting and the work of our independent registered public accounting firm, the Audit Committee, which is comprised solely of independent directors, also monitors our enterprise risk assessment and management efforts. The Audit Committee receives quarterly reports from management regarding operational risks facing our Company, including risks related to manufacturing, facilities and accounting. The Audit Committee also receives quarterly reports regarding our compliance with laws and regulations from our Chief Compliance Officer, who chairs the Company’s Compliance Committee and reports to the Audit Committee Chair. The Company’s Compliance Committee is comprised of senior representatives from our legal, commercial, operations, governance, finance, human resources, and internal audit functions.

Additionally, the Audit Committee oversees the management of information and cybersecurity risk. Cybersecurity risk is a material component of our enterprise risk management program. We recognize the importance of maintaining the security of our information assets and the privacy of our employees, partners, customers and patients, and devote significant attention to information and cybersecurity controls and protections. While the Audit Committee reviews and oversees the Company’s information security efforts, senior leadership is responsible for the day-to-day management of cybersecurity risk and the design and implementation of policies, processes and procedures to identify and mitigate this risk. We compare our Information Security Program with industry standards including the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF) and ISO 27001, and achieved alignment with relevant components of the NIST framework in 2024. At least twice a year, the Audit Committee receives a report from the Director of Information Security of our cybersecurity threat risk management and mitigation strategy covering topics such as data security posture, results from third-party assessments, progress towards pre-determined risk-mitigation-related goals, our incident response plan, and any potentially material cybersecurity threat risks or incidents, as well as the steps management has taken to respond to such risks. Two members of our Board, including one member of the

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CORPORATE GOVERNANCE

Audit Committee, have earned cybersecurity certifications, which enables them to more effectively oversee management’s efforts to manage and mitigate them.

We also maintain written incident response and security policies that seek to ensure we are protected and ready to respond should a security incident occur. Incidents are investigated and analyzed for potential impact. If impact is present, the appropriate departments, key employees, and executive management team members are notified as part of the incident response process. Our incident response plan coordinates the activities we would take to respond to and recover from cybersecurity incidents, which include processes to triage, assess severity of, escalate, contain, investigate, and remediate the incident, as well as to comply with potentially applicable legal and disclosure obligations and mitigate potential liability and reputational damage. If appropriate, incidents may be reported to senior management, the Audit Committee or the full Board.

Company personnel also undergo information security awareness testing and annual training. Employees who fail our internal phishing tests are required to complete additional training. External parties, including cybersecurity firms, have assessed our information and cybersecurity program. We use these findings, along with employee testing results, to analyze the effectiveness of our program and to identify opportunities to address and remedy any residual information and cybersecurity risks. In addition, we maintain cyber risk insurance to provide coverage in the event of a data breach incident.

Compensation, Nominating and Governance Committee

Our Board of Directors determined that Mr. Foley, Dr. Kliman, Mr. Stapley and Ms. Torres, who comprise our CNG Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. In making its independence determination for each member of the CNG Committee, our Board of Directors considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Mark J. Foley	Primary Responsibilities
COMMITTEE MEMBERS: Mark J. Foley (Chair) Gilbert H. Kliman, M.D. Marc A. Stapley Denice M. Torres NUMBER OF MEETINGS IN 2024: 4

Compensation Matters

●
Determining our Chief Executive Officer’s compensation.
●
Reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers.
●
Overseeing and administering our cash and equity incentive plans.
●
Reviewing and making recommendations to our Board of Directors with respect to director compensation.
●
Reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure.
●
Preparing the compensation committee report.
●
Overseeing the Company’s compensation-related risks.
●
Overseeing and monitoring compliance and administration of the Company’s stock ownership guidelines and compensation recoupment policy.

Nominating and Governance Matters

●
Identifying individuals qualified to become members of our Board of Directors.
●
Recommending to our Board of Directors the persons to be nominated for election as directors at each annual meeting of stockholders.
●
Evaluating the composition of each of our Board’s committees and making recommendations to the Board of Directors for changes or rotation of committee members.
●
Overseeing an annual self-evaluation and peer review of our Board of Directors.
●
Overseeing sustainability, climate change, diversity and inclusion and human capital management related matters.

The CNG Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. In 2020, the Board formed the Equity Awards Committee, comprised of Mr. Burns, our Chief Executive Officer, to approve equity grants to employees other than our senior leadership team so long as such grants are within the guidelines established by our CNG Committee on an annual basis

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CORPORATE GOVERNANCE

and meet certain other limitations described in the Equity Awards Committee charter. The CNG Committee has no current intention to further delegate any of its responsibilities to a subcommittee. The CNG Committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the CNG Committee considers, among other things, the recommendations of the Chief Executive Officer.

Pursuant to its charter, the CNG Committee is authorized to retain or obtain the advice of compensation consultants, legal counsel or other advisors to assist in the evaluation of director and executive officer compensation or in carrying out its other responsibilities. The CNG Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant for fiscal 2024 to evaluate the existing executive and non-employee director compensation programs and perform the services that are described in the Compensation Discussion and Analysis section below. FW Cook did not provide any other services to the Company during fiscal 2024. In connection with the compensation consultant services provided by FW Cook, the CNG Committee has assessed the independence of FW Cook and does not believe its work has raised any conflict of interest.

The CNG Committee oversees the Company’s sustainability efforts. As described below under the heading “Sustainability,” this oversight by the CNG Committee was formalized by a December 2020 amendment to the CNG Committee’s charter as part of the Company’s enhancement of its overall sustainability program. The CNG Committee also retains direct oversight of the Company’s human capital management process, which includes the Company’s initiatives and efforts with respect to inclusivity; health, safety and wellness; philanthropy and volunteerism; training and development; and compensation and benefits. The CNG Committee also oversees the Board’s director evaluation process.

After sustainability and human capital management oversight was added to the CNG Committee’s responsibilities, and based upon feedback received from a stockholder, the Board considered splitting the CNG Committee into separate committees: one overseeing compensation matters and another overseeing nominating and governance matters. After evaluating this matter, and in order to preserve the diversity of opinions of the current committee membership, in 2023 the Board determined to retain the current CNG Committee structure, but increase the length of the quarterly meetings by 50% to ensure that the Committee had sufficient time to devote to all matters within its purview.

Meetings and Attendance

During fiscal 2024, our Board of Directors held five meetings, the Audit Committee held eight meetings and the CNG Committee held four meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during the period he or she served in fiscal 2024. In addition, independent directors of our Board of Directors meet in regularly scheduled sessions without management.

It is the Board of Directors’ policy to invite and encourage directors to attend our annual meeting of stockholders. All of our directors attended our virtual annual meeting of stockholders held during fiscal 2024.

Succession Planning

The Board views its role in succession planning and talent development as a key responsibility in order to facilitate a smooth transition of management, with minimal business disruption, in the event of a vacancy in an essential position within the Company. The process is designed to safeguard critical business capabilities, prioritize executive development and leverage strategic talent to focus on current and new business imperatives.

At least once per year, the Board discusses and reviews the succession plans for our Chief Executive Officer and other senior leaders and key contributors throughout the Company as part of our Executive Succession Planning process, which is led by our CNG Committee. Through this review, the Board becomes familiar with potential successors for key management positions through various means, including annual talent reviews, presentations to the Board, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success. The succession planning process includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s senior leaders and key management positions. The Company’s management tracks these potential successors, monitoring and encouraging their retention and seeking out leadership and development opportunities and coaching for these individuals.

In recent years, our Executive Succession Planning process has resulted in several changes to key executive officer positions, including the 2022 promotions of Joseph Gilliam to President and Chief Operating Officer, Alex Thurman to Senior Vice President and Chief Financial Officer, and Tomas Navratil to Chief Development Officer.

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CORPORATE GOVERNANCE

Governance Practices

Classified Board Structure

In accordance with our Certificate of Incorporation, and as permitted under applicable state law, our Board is divided into three classes. Our classified board structure has been in place since our initial public offering in 2015. The Board regularly evaluates whether to maintain a classified Board structure, benchmarking against the governance practices of similar-stage companies and consulting with outside experts such as attorneys. The Board has determined that at this time, a classified board structure continues to be in the best interests of the Company and our stockholders primarily for the reasons set forth below:

●	The Company is still in the process of commercializing our iDose TR product, which was approved by the FDA in December 2023, and we anticipate that it may be several years before the full value of this product is realized, both in terms of market acceptance, financial impact and stock price valuation. Additionally, the Company has submitted a new drug application to the U.S. FDA for approval of its Epioxa product, which is anticipated to be received in the fourth quarter of 2025. The Company has also made significant investment into developing its robust pipeline of products, with 14 currently publicly-disclosed individual programs, with a goal of maximizing stockholder return by building long-term value, which may not be adequately reflected in its current stock price valuation. Our current structure helps ensure that stockholders’ interests are not undervalued in any potential acquisition, before the Company has had time to execute on our commercial launch and product development strategies, which we believe have significant growth opportunity for the Company and its stockholders.
●	We believe that our current Board structure helps directors to develop a deeper familiarity with the Company’s business and competitive environment. We believe this structure encourages long-term, strategic thinking, which is critical to carrying out the Company‘s development plans and requires substantial investments in our many research and development projects that may take years to yield the desired results. The Board believes that three-year terms on a staggered basis are currently appropriate and consistent with the long-term nature of our strategic plan, and best serve our stockholders at this time.
●	The Board has implemented broad measures to ensure accountability of our directors, including through our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and robust annual self-evaluations of the performance of the Board, each of its committees and each individual director, which is led by the CNG Committee and assesses the performance of each current director. As a result, the Company benefits from the stability and continuity of a classified Board structure, while retaining meaningful director accountability.
●	While a classified board structure does not preclude unsolicited acquisition proposals, by eliminating the threat of imminent removal, it allows the Board to maximize the value of a potential acquisition by giving the Company time and bargaining leverage to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of the Company’s business.

Supermajority Voting Standard in our Charter and Bylaws

Our Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect (the “Bylaws”), provide that 75% of the voting power of the Company is required to enact certain changes to the Company’s governing documents, including, for example, adopting, amending, altering or repealing provisions of the Bylaws. The Board believes that this supermajority voting standard is an important component of the Company's governance structure to safeguard the long-term interests of the Company and its stockholders, and that the supermajority voting standards are in the best interests of the Company and our stockholders primarily for the reasons set forth below:

●	The supermajority voting standards are appropriately limited and apply to extraordinary transactions and fundamental changes to corporate governance.
●	The supermajority vote requirements help protect stockholders, particularly minority stockholders, against the potentially self-interested actions of short-term investors.
●	The supermajority voting requirements help protect the ability of the Board to evaluate proposed takeover offers, consider alternatives, and protect stockholders against abusive tactics during a potential takeover process.

Overboarding Policy

Our directors are generally limited to serving on the boards of directors of not more than four total public companies, including our Company, and any director who serves as an active chief executive officer or other executive officer of any public company, including our Company, is limited to serving on the board of directors of two total public company boards (including board service at the company where the director currently serves as chief executive officer). The Board may, in its discretion, approve additional board positions as it deems appropriate. Prior to accepting any position on the board of directors of any other organization, our directors must notify the Chairperson of the Board. Each member of our

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CORPORATE GOVERNANCE

Board is currently in compliance with our overboarding policy. Our Governance Committee reviews this policy periodically as part of its annual review of our Corporate Governance Guidelines, and reviews each director’s total board service annually, including in its consideration of the nominees to serve as a members of our Board of Directors.

Board Evaluation Process

The CNG Committee is responsible for overseeing the annual performance evaluation of our Board, which is a multi-step process designed to evaluate the performance of our Board, each of its committees and each individual director, as follows:

Step 1: Evaluation Questionnaire

Annually, each director completes an evaluation of the full Board. The evaluation is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire, which is administered by the Company’s legal department, seeks quantitative ratings and qualitative comments in key areas of Board practice, and asks each director to evaluate how well our Board and its committees operate and to make suggestions for improvements. These key areas include Board composition and director participation, meeting procedures, materials and format, allocation and delegation of responsibilities among our Board and its committees and adequacy and availability of resources.

Step 2: Individual Interview

After completion of the evaluation questionnaires, individual oral peer evaluation interviews are facilitated by the Company’s General Counsel regarding the engagement and performance of the full Board and each individual director. This interview is conducted to assess the contribution and execution of each director and to ascertain feedback on strengths and opportunities for improvement among the directors. The feedback received during these interviews is conveyed, on an anonymous basis, to the directors it regards.

Step 3: Board Summary and Recommendations Implemented

The results are presented to the full Board, on an anonymous basis, for candid discussion and feedback. After receiving feedback resulting from the Board discussion, the CNG Committee recommends improvements for the Board to consider implementing, as needed.

Consideration of Director Candidates

Our Board of Directors and the CNG Committee will consider director candidates recommended for election to the Board of Directors by stockholders in the same manner and using the same criteria as that used for any other director candidate. The CNG Committee has not established any specific minimum qualifications that must be met by a director candidate. In evaluating a director candidate, the CNG Committee will consider whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, understanding of our business environment, other directorships held and willingness and capacity to devote adequate time to Board duties, technical skills, demographics and other background, experience and qualities as determined by the CNG Committee. While our Board of Directors has no formal policy for the consideration of diversity in identifying director nominees, the CNG Committee seeks to have a board of directors that will collectively represent a diversity of backgrounds and experience. We currently have three female directors, one director who self-identifies as Asian and one director who self-identifies as Hispanic.

Stockholders who wish to recommend a director candidate for consideration by the CNG Committee and the Board should submit their recommendation in writing to the Board no later than January 1 prior to the next annual meeting of stockholders together with the following information: (1) the name and address of the stockholder as they appear on the Company’s books or other proof of share ownership; (2) the class and number of shares of common stock of the Company beneficially owned by the stockholder as of the date the stockholder submits the recommendation; (3) a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation is being made; (4) the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; (5) the principal occupation or employment of the director candidate; (6) the class and number of shares of common stock of the Company beneficially owned by the director candidate; (7) the consent of the director candidate to serve as a member of our Board of Directors if elected; and (8) any other information that would be required to be disclosed with respect to such director candidate in solicitations for proxies for the election of directors pursuant to applicable rules of the SEC. The CNG Committee may request additional information concerning such

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CORPORATE GOVERNANCE

director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board of Directors.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the CNG Committee as described above) must deliver written notice to our Secretary in the manner described in our Bylaws and as described further under “Proposals of Stockholders and Director Nominations for 2026 Annual Meeting” below.

Director Onboarding and Education

When a new director is appointed to our Board we conduct a robust onboarding process to ensure they have sufficient knowledge of the Company to perform effectively in their role. This includes substantive individual meetings with department heads to provide an overview of the Company, including its products, finances, governance, strategy and industry, as well as an introduction to the Company’s relevant policies and regulatory obligations, and Board member fiduciary duties and legal responsibilities.

To provide ongoing education throughout Board members’ tenures, the Company holds annual strategy sessions to provide information on products and the industry, and updates on relevant matters such as regulatory changes. Each Board member also receives a subscription to the National Association of Corporate Directors so they can remain up to date on current issues concerning boards and directors nationwide, and various experts, such as outside attorneys or financial consultants, are brought to meetings periodically to present on topics of import to the Company.

Communications with the Board of Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate directly with members of the Board of Directors, the independent directors or the Chairman of the Board of Directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” “Independent Members of the Board of Directors,” or “Chairperson,” as applicable, at: Glaukos Corporation, One Glaukos Way, Aliso Viejo, California 92656. In addition, if requested by stockholders, when appropriate, the Chairperson of the Board or Lead Independent Director will also be available for consultation and direct communication with stockholders.

Policy on Insider Trading and Tipping

Our Board has adopted a Policy on Insider Trading and Tipping, which governs, among other things, purchases, sales, and other dispositions involving our securities by all of our directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the NYSE listing standards. Our Policy on Insider Trading and Tipping is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Because our insider trading policies and procedures are designed to address transactions in Glaukos securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern our purchase of Glaukos securities.

Policy on Pledging and Hedging of Company Shares

As part of our Policy on Insider Trading and Tipping adopted by our Board of Directors and applicable to our directors, officers and employees, their immediate family members sharing the same household and any entities such as trusts, partnerships, or corporations over which they have or share voting or investment control (collectively, “Insiders”), Insiders are not permitted to engage in any short sale of Glaukos securities, pledge shares as collateral for a loan or margin Glaukos securities in a margin account or purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Glaukos securities.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A current copy of the code is posted under “Governance & Sustainability” on our website at http://investors.glaukos.com. To the extent required by rules adopted by the SEC and NYSE, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at www.glaukos.com.

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CORPORATE GOVERNANCE

Sustainability

We believe that sustainability represents a path to long-term growth and value for all of our stakeholders. We strive to improve our societal, environmental and community impact by challenging ourselves to enhance our existing, and develop new, processes and initiatives in areas including employment practices, ethics, patient safety, affordability, product quality and innovation, data security, inclusiveness and climate impact. Over the course of 2024, we continued to invest significant time and resources into achieving the meaningful goals we set for ourselves relating to the environmental, social and governance matters that are most important to our employees, investors and other stakeholders. Our cross-functional Sustainability Council, which is led by executive management and overseen by the CNG Committee of the Board, focused on increasing transparency around our sustainability efforts and accomplishments. Continuing to grow and enhance our sustainability policies and programs is a key priority for us now and in the future, which we believe will benefit all our stakeholders: our employees, customers, patients, investors and communities.

In April 2025, we published our sixth annual sustainability report covering the 2024 calendar year (“2024 Sustainability Report”). The 2024 Sustainability Report is posted under “Governance & Sustainability” on our website at http://investors.glaukos.com, and references the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) frameworks. We hope that our 2024 Sustainability Report reflects our dedication to continuous improvement and transparency. Below are highlights of our accomplishments, metrics and progress in 2024:

Environmental
●
Maintained ISO 14001 Certification for Burlington manufacturing facility
●
Continued to monitor greenhouse gas (GHG) scope 1 and 2 emissions data for San Clemente, Aliso Viejo, and Burlington sites, as well as our international offices in Germany, England and Japan

Product Safety	● Zero product recalls ● 100% of employees completed quality compliance and patient safety training ● Developed and validated a Pharmacovigilance Safety database
Inclusiveness	● 38% gender diversity on our Board ● 25% underrepresented communities on our Board ● 46% ethnically diverse U.S. workforce ● 38% female senior management team
Cybersecurity
●
100% of Glaukos users who failed phishing tests completed cybersecurity training
●
Adopted Artificial Intelligence Policy to enhance guidance on use of AI
●
Established our Security Operations Center to monitor and respond to cybersecurity threats

Human Capital Management
●
Over 4,300 hours of documented learning and development completed by employees in financial, technical, interpersonal, business and leadership areas
●
2024 employee turnover rate of 9.3%
●
Logged over 730 volunteer hours
●
Launched employee student loan reimbursement program

Responsible Procurement	● Established second U.S. distribution site, reducing CO2 emissions by nearly 4,000 tons in 2024
Access & Affordability
●
In 2024, provided approximately $6.6 million in product donations to underserved regions around the world
●
Launched iDose Your Dose philanthropic initiative
●
Expanded Glaukos Patient Services, enrolling nearly 5,000 keratoconus patients and supporting them on their journey to corneal cross-linking treatment

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EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of April 4, 2025:

Name	Age	Position
Thomas W. Burns	64	Chairman of the Board & Chief Executive Officer
Joseph E. Gilliam	49	President & Chief Operating Officer
Alex R. Thurman	55	Senior Vice President & Chief Financial Officer
Tomas Navratil	48	Chief Development Officer

See “Proposal One — Election of Directors” for information concerning the business experience of Mr. Burns. Information concerning the business experience of our other executive officers is set forth below.

Joseph E. Gilliam

Mr. Gilliam has served as our President and Chief Operating Officer since April 2022. Previously, he served as our Chief Financial Officer and Senior Vice President, Corporate Development from May 2017 to April 2022. He was responsible for the Company’s accounting, financing, business development, information technology, investor relations, regulatory, internal audit and quality franchises prior to his recent appointment. From 2013 to May 2017, he was a Managing Director in the Healthcare Investment Banking group at JPMorgan Chase & Co., where he led the Glaukos initial public offering for the firm. From 2000 to 2013, Mr. Gilliam held positions of increasing responsibility at JPMorgan Chase & Co. and its predecessor organizations The Beacon Group and Chase Manhattan, with experience spanning mergers and acquisitions, primary and secondary public equity offerings, bank lending, bond offerings and other transactions. He started his career at PricewaterhouseCoopers LLP. Mr. Gilliam currently sits on the board of directors of Caris Life Sciences, where he also serves on the audit and compensation committees. Mr. Gilliam has a B.S. in accounting from the Kelly School of Business at Indiana University.

Alex R. Thurman

Mr. Thurman has served as our Senior Vice President and Chief Financial Officer since April 2022. Mr. Thurman initially joined Glaukos in July 2016 as Vice President, Global Tax and Administration and then served as our Vice President, Finance from December 2016 to April 2022. He has been instrumental in building out the company’s finance organization by overseeing significant growth of the finance team, navigating the transition to Sarbanes-Oxley Act of 2002 compliance, instituting the financial infrastructure to serve 16 international direct sales markets and leading the integration of the Company’s new ERP system from a financial perspective. Prior to Glaukos, he held increasingly responsible financial and tax leadership positions over 20 years at Allergan, Inc., Deloitte & Touche LLP and Arthur Andersen LLP. Mr. Thurman has a B.S. in accounting and Master of Accountancy in Tax from Brigham Young University and received a CPA license (inactive) from the state of California.

Tomas Navratil

Dr. Navratil has served as our Chief Development Officer since April 2022. Previously, he served as our Senior Vice President, Research and Development from October 2020 to April 2022. He has nearly 20 years of experience in ophthalmic drug and medical device R&D and regulatory affairs spanning new chemical entities, novel medical devices, sustained release drugs and novel routes of administration, Phase 1-4 clinical programs, and regulatory submissions to the U.S. FDA, the European Medicines Agency, and regulatory authorities in Asia Pacific. From 2017 to October 2020, Dr. Navratil served in several leadership positions at the Nicox Group, including general manager of Nicox Ophthalmics, Inc. and executive vice president and global head of R&D for Nicox S.A. Prior to joining Nicox, he served as senior vice president of development at Envisia Therapeutics and Liquidia Technologies. Prior to those positions, Dr. Navratil held several director-level positions in drug discovery, clinical research and development, and medical affairs at Parion Sciences and Inspire Pharmaceuticals. He has been issued multiple patents and authored multiple publications on ocular and pulmonary drug delivery and product development. Dr. Navratil was a Morehead Scholar and received his B.S. and Ph.D. in chemistry from the University of North Carolina at Chapel Hill

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PROPOSAL 2 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 2 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below under the heading “Compensation Discussion and Analysis”) as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to:

√

Attract and retain top-caliber executives
Executives receive base salaries and employee benefits that are market competitive and that permit us to hire and retain highly skilled individuals at all levels;

√

Reward both near-term results and long-term growth
Our compensation programs provide the opportunity to our executive leadership to be rewarded for achievement of both near-term and long-term value-generating results;

√

Align pay and performance
A significant portion of our executive leadership team’s compensation is tied to measures of performance for our business and each individual’s contribution to that performance;

√	Align compensation with stockholder interests The interests of our executive leadership team are linked with those of our stockholders through the risks and rewards of ownership of Glaukos stock; and
√	Reinforce succession planning process The overall compensation program for our executive leadership team supports our robust succession planning process.

We urge stockholders to read the “Executive Compensation” section beginning on page 34 of this Proxy Statement which describes in more detail the key elements of our executive compensation program. The CNG Committee and the Board of Directors believe that our executive compensation program is appropriately designed to achieve the Company’s business objectives and create long-term value for our stockholders. Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narrative disclosure in this Proxy Statement for the 2025 Annual Meeting of Stockholders.”

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the CNG Committee. However, the CNG Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

We intend to provide our stockholders with an opportunity to approve the compensation of the Company’s Named Executive Officers each year at the annual meeting of stockholders.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives of our executive compensation program and provides disclosure about the elements of compensation earned by and awarded to each of the executive officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers” or “NEOs.” It also describes the philosophy of, and process followed by, our CNG Committee in making compensation decisions and setting compensation policy for our NEOs.

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EXECUTIVE COMPENSATION

2024 NAMED EXECUTIVE OFFICERS

Our NEOs for fiscal year 2024 were:

•	Thomas W. Burns: Chairman and Chief Executive Officer
•	Joseph E. Gilliam: President and Chief Operating Officer
•	Alex R. Thurman: Senior Vice President and Chief Financial Officer
•	Tomas Navratil: Chief Development Officer

The NEOs were our only executive officers during 2024.

2024 ACCOMPLISHMENTS

2024 was an important year for Glaukos as we successfully executed on our core business key strategic objectives while achieving notable pipeline advancements and milestones that leave us well-positioned as we enter into what should be a transformative period for our Company in the years ahead. Key 2024 achievements include:

Commercial:

➢	Achieved total net sales growth of 22% in fiscal year 2024 versus fiscal year 2023.
➢	U.S. Glaucoma: Advanced efforts to pioneer and develop the interventional glaucoma, or IG, marketplace with new standalone therapies designed to slow disease progression and reduce drug burden for the benefit of physicians and patients with the (1) U.S. commercial launch of iDose TR and (2) continued U.S commercial rollout of iStent infinite. These efforts helped drive U.S. Glaucoma net sales growth of 32% in fiscal year 2024 versus fiscal year 2023.
➢	International Glaucoma: Continued to scale our International Glaucoma franchise and increasingly drive MIGS forward as the standard of care in each major market in the world. These efforts helped drive International Glaucoma net sales growth of 21% on a reported basis in fiscal year 2024 versus fiscal year 2023.
➢	Corneal Health: Continued to focus on expanding access for keratoconus patients suffering from this rare disease.

Pipeline:

➢	Submitted New Drug Application (NDA) to the FDA for Epioxa™ (Epi-on), our next-generation corneal cross-linking therapy for keratoconus
➢	Commenced Phase 2b/3 clinical program for iDose TREX, our next-generation iDose TR therapy
➢	Advanced various Phase 4 studies for iDose TR
➢	Advanced patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients
➢	Advanced patient enrollment in first-in-human Retina XR clinical development program for intravitreal multi-kinase inhibitor in wet-AMD patients (GLK-401)
➢	Advanced Phase 2 clinical program for third-generation iLink therapy

Operations:

➢	Announced plans to build a new research, development, and manufacturing facility in Huntsville, Alabama to augment our current operational infrastructure and support our future expansion plans.

Capital Position:

➢	Executed several transactions designed to further solidify our already strong capital position, including (1) the retirement of the full $287.5 million in principal amount of our convertible senior notes due 2027 and (2) the unwind of 50% of our capped call transactions associated with this convertible note issuance.
➢	These transactions, paired with continued efficient management of expenses and cash, supported our strong capital position as we ended 2024 with cash and equivalents of $324 million and no debt.

Our achievements in 2024 leave us excited about our prospects and well-positioned for the next phase of our pioneering journey. In 2025, we aim to accomplish the following pipeline milestones:

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EXECUTIVE COMPENSATION

PROGRAM	PATIENT	INTENDED CLINICAL BENEFIT	2025 MILESTONE TARGET
GLAUCOMA			
iStent infinite	Mild-to-Moderate Glaucoma	MIGS therapy	***Advance enrollment in PMA pivotal trial***
	Advanced-Refractory Glaucoma	MIGS therapy	***EU regulatory approval***
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	Ab-externo device for late-stage glaucoma	***Commence US IDE trial***
iDose TR	OHT-Glaucoma	Sustained-release, 24/7 drug delivery for improved compliance	***Conduct Phase 4 studies***
iDose TREX	OHT-Glaucoma	Increased drug payload designed to extend duration-of-effect	***Advance Phase 2b/3 clinical program***
iLution Blepharitis	Demodex Blepharitis	Transdermal drug delivery; potential for improved compliance vs topical drops	***Commence Phase 2 trial by end of 2025***
CORNEA			
Epioxa (Epi-on)	Keratoconus	Reduced treatment time and complexity for improved patient comfort and recovery	***FDA approval by end of 2025***
iLink 3rd Generation	Keratoconus	Customized treatment algorithms and laser-based UV light source	***Advance Phase 2 clinical program***
RETINA			
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Biodegradable, sustained-release implant; potential to reduce treatment burdens vs conventional therapies	***Advance enrollment in Phase 2 trial***

Solid Financial & Operational Footing to Support Growth Plans

NET SALES
(in millions)

$283
2022
$315
2023
$383
2024

GLOBAL INFRASTRUCTURE

17 *Countries with direct operations*

300+ *Global commercial personnel*

GROSS MARGIN[1]
(4Q 2024)

82%

SPECIALIZED MANUFACTURING

*Industry leader in micro-scale manufacturing with **+20 years' experience***

State-of-the-art facilities that meet regulatory, CMC and ISO 7 guidelines

SALES MIX
(4Q 2024)

53%
27%
20%
US Glaucoma
Int'l Glaucoma
Corneal Health

HEALTHY BALANCE SHEET

$324 Million

Cash and equivalents
as of 12/31/2024

1.	4Q 2024 gross margin is a non-GAAP measure that presents gross margin adjusted for certain Avedro merger-related accounting and other adjustments. See Appendix A to this Proxy Statement for a presentation of 4Q 2024 gross margin on a GAAP basis.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION HIGHLIGHTS

●
Majority of our compensation is performance based with 91% of CEO and 84% of other NEO target compensation tied to the annual bonus plan and equity grant value.
●
2024 bonuses were paid according to the bonus plan’s formulaic funding, with no discretionary adjustments.
●
Sustainability goals continued to be included in our 2024 bonus plan in response to shareholder feedback to link sustainability with executive compensation.

●
Increased proportion of long-term performance equity awards to 50% of total grant value for the senior leadership team, including all NEOs, decreasing the proportion of time-based equity.
●
2024 performance based equity awards are tied to iDose TR commercialization goals for our senior leadership team, including all NEOs in response to stockholder feedback.

COMPENSATION BEST PRACTICES

What We Do	What We Don’t Do
Incorporate Stockholder Feedback into Compensation Program Design	Excise Tax Gross-Ups
Multiple Performance Metrics and Time Horizons for Long Term Incentive Compensation and Bonus Plan	Repricing or Buyouts of Stock Options
Cap Executive Bonus Program at 200% of target	Uncapped Incentives
Majority of NEO total compensation is variable versus fixed to ensure pay-for-performance	Hedging, Derivatives, Pledging or Margin Accounts
Annual Independent Compensation Risk Review	Single-Trigger Cash Severance Payments upon a Change in Control
Double-Trigger Severance Payments upon a Change in Control	Employment Contracts
Share Ownership Guidelines (6x base salary for Chief Executive Officer)	Dividends or Dividend Equivalents on Unearned or Unvested Equity Awards
Clawback Policy
Independent Compensation Consultant
Limited Perquisites

2024 SAY-ON-PAY STOCKHOLDER SUPPORT AND ENGAGEMENT

2024	2023	2022
95%	91%	93%

Approximately 95% of our voting stockholders approved our executive compensation program at our 2024 Annual Meeting. As part of our annual stockholder engagement process, we spoke with, or received confirmation that no substantive engagement was required from, the holders of approximately 64% of our outstanding shares in our winter 2025 outreach campaign. The feedback we have received from our stockholders, and the actions we have taken in response to that feedback, is described in the section above entitled “Stockholder Engagement and Responsiveness.” Our CNG Committee considers the input provided by our stockholders in shaping our executive compensation program and making compensation decisions.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PROGRAM AND OBJECTIVES

Our executive compensation program for 2024 was intended to:

Attract and retain top-caliber executives

Executives are paid base salaries and employee benefits that are market competitive and that permit us to hire and retain highly skilled individuals at all levels;

Reward both near-term results and long-term growth

Our compensation programs provide the opportunity to our executive leadership to be rewarded for achievement of both near-term and long-term value-generating results;

Align pay and performance

A significant portion of our executive leadership team’s compensation is tied to measures of performance for our business and each individual’s contribution to that performance;

Align compensation with shareholder interests

The interests of our executive leadership team are linked with those of our shareholders through the risks and rewards of ownership of Glaukos stock; and

Reinforce succession planning process

The overall compensation program for our executive leadership team supports our robust succession planning process.

Our 2024 executive compensation program was comprised of three key elements, each of which was designed to further the program objectives listed above: (1) base salary; (2) annual bonus that is earned upon achievement of specified corporate and/or individual goals; and (3) long-term incentive compensation in the form of equity awards that are subject to both performance-based and time-based vesting requirements. We also provide 401(k) retirement benefits, an executive deferred compensation plan, executive physical, and severance benefits to our senior leadership team, including our NEOs.

Primary Compensation Elements

Base Salary	Annual Bonus	Long-Term Incentives

	ELEMENT	DESCRIPTION	PRIMARY DESIGN OBJECTIVE
FIXED	Base Salary	● Annual fixed cash compensation	● Attract and retain top talent. Provide compensation for functional expertise and day-to-day responsibilities
AT RISK COMPENSATION	Annual Incentive (Performance Bonus)
●
CEO payout evaluated based 100% on achievement of corporate objectives
●
Other NEO payout evaluated based 75% on corporate objectives and 25% on individual objectives
●
Corporate goals are comprised of financial results, progress on product R&D, regulatory and sustainability goals
●
Executive equity election to receive bonus opportunity in restricted stock units

●
Align executive pay with the achievement of short-term business objectives and performance expectations; designed to help the Company achieve long-term strategic objectives and create long-term value for stockholders
●
Emphasize financial results by making them a key factor in determination of bonus, that ensures all NEO bonuses are tied to achievement of objective top-line sales growth target
●
Incorporate stock price performance in the bonus program by allowing equity election. 15% premium added to provide incentive to convert bonus into equity, preserving cash for growth

Long-Term Incentive
●
In 2024, 50% of all NEOs including our CEO’s equity awards were performance-based
●
Performance-based equity only vests upon the achievement of predetermined targets aligned with the Company’s goals
●
Time-based RSUs and stock options vest over 4 years

●
Link the interests and risks of executives with those of our stockholders
●
Promote executive focus on long-term company performance through stock price and long-term operating performance that is expected to build long-term shareholder value
●
Provide a retention incentive through time-vested RSUs and stock options that is aligned with shareholders, even during periods of stock price volatility

The largest component of our compensation program is long-term incentive awards. When combined with the target annual incentive award, the vast majority of executive compensation is “at risk,” or, in other words, dependent on the

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EXECUTIVE COMPENSATION

accomplishment of the Company’s business and financial objectives or the performance of the Company’s stock (or both, in the case of annual bonus awards granted in equity and performance-based equity). In the case of Mr. Burns, 91% of his 2024 target compensation is “at risk.” For our other NEOs, 84% of their average target compensation is “at risk.”

Mr. Burns	Other NEOs

Role of the Compensation, Nominating and Governance Committee

Pursuant to its charter, the CNG Committee has the authority to determine the amount of compensation given to each of the NEOs, as well as the overall executive compensation program. The CNG Committee annually evaluates the performance of each of the NEOs and determines compensation levels based on its performance evaluation. The CNG Committee also, among other things, reviews and approves our executive compensation elements, plans and policies, and is responsible for administering our equity incentive plans, including approving award grants under the plans. Executive compensation and senior management equity award grants are also approved by our Board of Directors as a whole. In performing its duties, the CNG Committee is authorized to consider the recommendations of our CEO when determining the compensation of the other members of management, including the NEOs. The CNG Committee is also authorized to approve any severance benefits, deferred compensation and change-in-control benefits or any perquisites offered to our NEOs.

All CNG Committee members are deemed independent under applicable NYSE rules. None of our NEOs is a member of our CNG Committee or otherwise had any role in determining the compensation of our other NEOs, other than the CEO’s recommendations to the CNG Committee as to the compensation of the other NEOs.

Role of the Compensation Consultant

Pursuant to its charter, the CNG Committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to advise the CNG Committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities. For 2024, the CNG Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The CNG Committee was directly responsible for the appointment and oversight of the compensation consultant. During 2024, FW Cook provided no services to Glaukos or its management other than its compensation consulting services provided in its capacity as the CNG Committee’s independent advisor on executive and non-employee director compensation.

In connection with the compensation consultant services provided by FW Cook in 2024, the CNG Committee assessed the independence of FW Cook pursuant to the SEC and NYSE rules and concluded that no conflict of interest exists.

Peer Companies

The CNG Committee works with its independent compensation consultant each year to review the peer group used for benchmarking our executive compensation program. The CNG Committee’s objective in selecting the peer group is to identify comparably-sized public companies in the life sciences sector that compete with us for executive talent and capital investment, based on the growth profile of the Company.

The peer group companies used by the CNG Committee for 2024 comparative compensation purposes (“2024 Peer Group”) was set in June 2023. The CNG Committee targeted biotechnology and drug development companies with commercialized products that held a market capitalization between $1 billion and $10 billion (up to 3x our market

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EXECUTIVE COMPENSATION

capitalization at the time of analysis), and that had reported annual revenues of less than $1.5 billion. For the 2024 Peer Group, seven peer companies used for 2023 pay decisions were removed (Aerie Pharmaceuticals, Cardiovascular Systems, Artivion, Care DX, Invitae, Integra Life Sciences and ICU Medical), and replaced with five drug development companies (Apellis Pharma, Ultragenyx Pharma, STAAR Surgical, Insmed, Travere Therapeutics, and Catalyst Pharma). The changes to the peer group were primarily made to reflect the company’s shift towards pharmaceuticals versus solely medical technology.

The 2024 Peer Group included the following 17 companies:

2024 Peer Group
Apellis Pharmaceuticals	Fulgent Genetics	Lantheus	Ultragenyx Pharmaceuticals
AtriCure	Haemonetics	Nevro	Vericel
Axonics	Insmed	NuVasive
Catalyst Pharma	Inspire Medical	STAAR Surgical
CONMED	iRhythm Technologies	Travere Therapeutics

The peer group used for 2025 executive compensation decisions was set in June 2024. Our CNG Committee conducted its annual review of our peer group and made revisions to recognize the significant growth in Glaukos’s size following iDose TR approval and the importance of our pharmaceutical business (“2025 Peer Group"). The 2025 Peer Group targeted companies that had market cap between $2 and $15 billion (approximately 3x our market capitalization at the time of analysis) and resulted in Glaukos’ market capitalization being slightly above the 2025 Peer Group median at the time of the review.

The 2025 Peer Group included the following 21 companies:

2025 Peer Group
Apellis Pharmaceuticals	Haemonetics	Ionis Pharmaceuticals	TransMedics Group
Axonics	Halozyme	iRhythm Technologies	Ultragenyx Pharmaceuticals
Blueprint Medicines	Inari Medical	Lantheus	Vericel
BridgeBio Pharma	Insmed	Natera
CONMED	Inspire Medical	Repligen
Exact Sciences	Intra-Cellular	STAAR Surgical

The CNG Committee reviews the peer group data as a reference point in assessing compensation decisions for the NEOs using its business judgment. Other factors considered when determining compensation levels include our objective of attracting and retaining highly qualified executives, and our goal of rewarding top performers to motivate and encourage high achievement.

Material Elements of Compensation

Base Salary

We provide an annual base salary to each of our NEOs to compensate them for performing their day-to-day services during the year. Salaries are reviewed annually by the CNG Committee and may be adjusted for the following year based on a variety of quantitative and qualitative factors, including each executive’s job responsibilities, experience, performance, and competitive market levels, as well as the recommendations of our CEO (except with respect to his own salary). No NEO is entitled to any automatic base salary increases.

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EXECUTIVE COMPENSATION

In setting 2024 base salaries, the CNG Committee considered numerous factors regarding our NEOs’ performance during 2023, including strong operational and financial performance, advancing development of our key pipeline products, which are the greatest driver of long-term growth for the Company and its shareholders. The CNG Committee also took into account the competitiveness of our NEOs’ compensation relative to the peer group. Both Mr. Thurman and Mr. Navratil’s increases were intended as market adjustments to bring both executives closer to the median of their respective ranges in our peer group, although both remain below the median.

The chart below shows the change in each NEO’s base salary from fiscal 2023 to fiscal 2024.

			Increase	Increase
	2023 Base Salary	2024 Base Salary	(Decrease)	(Decrease)
Named Executive Officer	($)	($)	($)	(%)
Thomas W. Burns	765,000	800,000	35,000	4.6
Joseph E. Gilliam	530,250	557,000	26,750	5.0
Alex R. Thurman	401,500	442,000	40,500	10.1
Tomas Navratil	420,000	454,000	34,000	8.1

Even after giving effect to these changes, the base salary of each NEO was near or below the median for the comparable position in our peer group, with the CEO salary set slightly below the median consistent with our pay-for-performance emphasis.

Annual Bonus

We provide our senior leadership team, including our NEOs, with an annual performance-based bonus opportunity. The purpose of this annual bonus is to provide competitive incentives for those employees who contribute to the Company’s success, and to align our executives’ short-term compensation opportunity with the Company’s business objectives and performance expectations. The annual bonus opportunity helps further our compensation objective of aligning a portion of executive pay with achievement of the Company’s short-term goals, which are designed to help the Company achieve its long-term strategic goals and create long-term value for our stockholders. We believe this allows us to compete for top talent and encourages our executives to perform at a high level by providing a near-term reward for that performance.

ANNUAL BONUS TARGETS

The chart below indicates the target bonus opportunity for each of our NEOs for 2024, which is stated as a percentage of base salary. No changes were made to target bonus opportunities in 2024 for our CEO or other NEOs. For 2024, total target cash (which consists of base salary and target bonus opportunity) for each of our NEOs was near the median for comparable positions in our peer group. Bonuses are capped at 200% of target for each executive.

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EXECUTIVE COMPENSATION

	2023 Target	2024 Target
	Bonus (% of	Bonus (% of	2024 Target
Named Executive Officer	Base Salary)	Base Salary)	Bonus ($)
Thomas W. Burns	100%	100%	800,000
Joseph E. Gilliam	70%	70%	389,900
Alex R. Thurman	60%	60%	265,200
Tomas Navratil	60%	60%	272,400

BONUS EQUITY ELECTION

Under our 2024 bonus plan, our executives can elect to receive all or a portion of their annual bonus in the form of RSUs in lieu of cash. The election is made at the start of the year, so that the final value of the bonus payout increases or decreases based on both achievement of bonus goals and stock price performance, and creates an opportunity for our executives to further align their interests with those of our stockholders.

To provide additional incentive for executives to elect equity and preserve cash and to create further alignment between our executives’ and stockholders’ interests, a 15% premium is applied when converting from the dollar value of the target bonus to the number of RSUs granted. The 15% premium was modeled on the 15% discount provided to employees who purchase shares of our common stock under the Glaukos Employee Stock Purchase Plan. If an executive elected to convert his or her cash bonus opportunity into an equity award, then the executive would be granted a one-year performance stock unit award with respect to the targeted number of shares having a grant date value equal to the amount of the executive’s cash-denominated target bonus, plus the 15% premium.

The number of RSUs that ultimately vest would be determined in the same manner as the cash bonuses that became payable under our 2024 bonus plan described above (i.e., the number of RSUs that vests is performance-contingent so that the percentage that vest will be the same as the payout percentage for target cash bonuses; in other words, if bonuses were earned at 90% of target, then 90% of the target bonus RSUs would vest).

As set forth in the table below, for 2024 each of our CEO, Mr. Burns, and our CFO, Mr. Thurman, elected to receive 100% of their annual bonus in RSUs.

Named Executive Officer	2024 Target Bonus ($)	Portion of Target Denominated in Cash ($)	Portion of Target Denominated in Equity with 15% Premium ($)	Number of Target Restricted Stock Units Granted (#)
Thomas W. Burns	800,000	-0-	920,000	9,882
Alex R. Thurman	265,200	-0-	304,980	3,276

The target number of bonus shares granted to Mr. Burns and Mr. Thurman were calculated based upon the closing price of the Company’s common stock ($93.10) on the date of grant, April 1, 2024.

AWARD DESIGN

The 2024 bonus plan was designed so that the CEO’s bonus was based 100% on the achievement of corporate objectives, while the other NEOs’ bonuses were based 75% on corporate objectives and 25% on individual performance. This structure reflects the CEO’s ultimate accountability for corporate performance during the year, while other executives with narrower responsibility are also accountable for performing their own functions.

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EXECUTIVE COMPENSATION

The earnout for revenue is subject to interpolation between the points shown and is capped at 300% of target. The Milestone Goals and Individual performance may be scored above or below target (from 0-150% payout) based on the quality of achievement including timeliness, degree of success, and assessment of value creation that results. Total bonus payout is capped at 200% of target.

Corporate Objectives

The Company’s corporate objectives for 2024 were established by the CNG Committee and the Board in March 2024, in consultation with our management team. The weighting for each objective signifies its importance to our short-term and long-term success and strategy. These goals were designed to be challenging but achievable and to align with the Company’s strategic plan and operating budget.

Our 2024 corporate objectives included financial, product development and regulatory milestones and also included a sustainability goal. The financial objectives reflect the importance of continued strong, but disciplined, growth of the Company and the Company’s goal of transforming vision with novel therapies that improve outcomes for patients suffering from chronic eye disease. Our product development- and regulatory-related business goals were selected to emphasize the significance of pipeline progress, and both were focused on key strategic goals that contributed to the expansion of our glaucoma and corneal health pipeline. Our sustainability-related business goal was added in 2022 and has continued since then in response to shareholder feedback to see a tie between the Company’s sustainability achievements and executive compensation, and reflects our commitment to continuous improvement as a responsible corporate citizen for the benefit of our patients, our investors and all other stakeholders.

Financial Objectives

Consistent with the Company’s goal of achieving continued growth, 50% of the 2024 bonus plan was earned based on our net sales for 2024. The CNG Committee set a net sales target of $364.2 million in 2024, which reflects 16% growth over 2023 results.

When setting the 2024 net sales target, the CNG Committee considered the anticipated approval of iDose TR, but also recognized potential market access considerations along with the increasing number of competitive products and procedures facing our glaucoma business.

We achieved $383.5 million in total net sales in 2024, which reflected 22% growth over 2023 results, including strong glaucoma sales growth both in the U.S. and internationally. We believe the overachievement reflected the strong leadership of our management team in managing our core U.S. glaucoma business in the face of significant market access challenges in launching a procedural pharmaceutical in a new market along with increasing competition and economic pressures globally, while also continuing efforts to expand our corneal health business. This financial measure can be earned between 0-300%, depending on the level of performance. The CNG Committee determined that the Company achieved net sales equal to 205.9% of target.

The 2024 bonus plan also measured 2024 adjusted non-GAAP operating expenses against the Company’s adjusted non-GAAP budget of $401.4 million in 2024. When setting the budget, the CNG Committee took into account expected investments into the Company’s product pipeline, anticipated clinical studies supporting our potentially market-expanding pipeline products, as well as costs associated with our continuing R&D efforts with our earlier stage programs. Importantly, the level of budgeted expenses also took into consideration the Company’s focus on maintaining an appropriate balance between pipeline and commercial investments while preserving a strong balance sheet.

The Company’s adjusted non-GAAP operating expenses in 2024 were approximately $395.1 million, which beat the annual budget target of being less than $401.4 million. The adjusted non-GAAP operating expenses consisted of research and development expenses, as well as selling, general and administrative expenses, adjusted to exclude the non-cash amortization expense associated with the customer relationship intangible assets from our 2019 acquisition of Avedro, Inc. Additionally, the Company ended the year with total cash and short-term investments of $324 million, which was higher than both the originally budgeted 2024 year-end cash balance as well as the 2023 year-end balance of approximately $301 million. This financial measure can be earned between 0-150%, depending on the level of performance. The CNG Committee determined that this financial objective was met at 100% of target.

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EXECUTIVE COMPENSATION

Strategic Objectives

The first business objective was to successfully complete a NXL System Prototype by year end. This metric was chosen to signify the growth potential of our corneal health business and the importance of developing products that improve patient outcomes. The Company successfully met this goal. Based on this result, the CNG Committee determined that the Company achieved 100% of this strategic objective.

The second business objective was to commence a Phase 2b/3 clinical trial for the second generation iDose TREX. This corporate objective was chosen to encourage expansion of our pharmaceutical development capabilities and explore future iDose-related solutions. The Company began enrolling patients in this trial in December 2024, and so the CNG Committee determined that the Company achieved 100% of this strategic objective.

The third business objective was achievement of at least 12 of the Company’s sustainability goals that were published in its 2023 Sustainability Report and targeted to be completed in 2024. This corporate objective was chosen in response to shareholder requests that the Company create a link between its sustainability targets and executive compensation, to demonstrate our commitment to those metrics that the Company’s investors and other stakeholders deem most important. In our 2023 Sustainability Report, published in April 2024, the Company identified 24 sustainability goals in areas that it considered most impactful to its business and most critical by its stakeholders: Product Quality and Patient Safety; Responsible Procurement Practices; Environmental; Access, Affordability and Pricing; Cybersecurity; and Ethics and Compliance. Of the 19 of these stated goals to be completed in 2024, the Company achieved 16 and was on track to achieve the multi-year targets. The Company also achieved one additional goal that had a target beyond 2024. The CNG Committee determined that the Company achieved 100% of this strategic objective.

All 24 of the goals set in the 2023 Sustainability Report, along with their achievement status as of the end of 2024, are set forth below.

	Goals Set in 2024	Year-end 2024 Status
Governance
Ethics and Compliance	Completion of anti-bribery/anti-corruption training by 100% of new or renewing distributors and applicable new hires
Annual certification by 100% of employees regarding compliance with Code of Business Conduct and Ethics
Review and refresh Code of Business Conduct and Ethics in 2024
Responsible Procurement Practices	Update R&D design development documents to require evaluation of sustainability in product design and packaging
By 2027, change all medical devices from paper IFUs to electronic (where permitted by regulation)
Conduct engineering evaluation of conversion to biodegradable Corneal Health packaging in 2024
Cybersecurity and Data Privacy	By 2025, formally track alignment of the information security program to relevant components of the NIST security framework based upon the risk to Glaukos and industry best practices

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EXECUTIVE COMPENSATION

Products
Product Quality and Patient Safety	Zero product recalls
100% of employees complete Quality Compliance and Patient Safety training
Product Innovation	FDA submissions of pipeline technologies that would allow us to meet our publicly stated targets for FDA approvals
Advancement of key clinical programs
Access, Affordability, and Pricing	In 2024, help >5,000 patients navigate their keratoconus treatment journey
Establish process to make iDose TR accessible to underserved communities via iDose Your Dose program
In coordination with patient advocacy organizations, support patients with educational materials to build awareness of early intervention, find community, and manage their disease

By 2025, provide a comprehensive range of services to U.S. patients and caregivers enrolled through a healthcare provider or self-enrolled to support the critical phase of early decision-making about their keratoconus or glaucoma care

By 2027, develop a team of Patient Ambassadors to educate U.S. patient and advocacy organization
By 2030, surpass 10,000 cumulative stent donations and 150 recipient organizations

SOCIAL
Talent Attraction, Development, Engagement, and Retention	Based on this year’s Great Place to Work engagement survey results, identify areas of opportunity; communicate and measure progress against improvement areas in the following year
Continue the strategic expansion of leadership and employee development activities with pilot launch of at least three leadership and employee development activities
Diversity and Inclusion	As led by DEI forum, continue to expand Glaukos’ approach to diversity, equity and inclusion
Develop strategic and intentional recruitment outreach efforts to diverse candidates
Workforce Health and Safety	Conduct an annual health and safety risk assessment and implement at least one new initiative annually to mitigate the top risk identified

ENVIRONMENTAL
Maintain ISO 14001 Certification for San Clemente and Burlington sites
Establish standard design guidelines for new facilities to evaluate energy efficiency and other environmental considerations

Completed	On Track	Partially Completed	Not Completed

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EXECUTIVE COMPENSATION

The three NEOs other than the CEO had individual objectives for themselves and the teams they manage (described below) with the objectives comprising 25% of their target bonus opportunity.

Gilliam Individual Objectives	Thurman Individual Objectives	Navratil Individual Objectives
●
Achieve U.S. and international revenue targets
●
Drive topline growth through sales, and executing on key commercial strategies
●
Enhance corneal health product reimbursement and patient-centric initiatives
●
Execute a strategic, comprehensive, & well-organized launch of iDose TR in the U.S.
●
Advance development and execution of long-term Interventional Glaucoma plan
●
Scale international Glaucoma franchise and drive MIGS as a standard of care in major markets

●
Effectively manage cash flow to leverage working capital and ensure strong liquidity to support strategic initiatives
●
Leverage technology, automation to enhance financial operations, analytics and decision making
●
Enhance and enforce information and cybersecurity measures and compliance
●
Streamline quarterly close process, while maintaining transparency, accuracy and timely reporting
●
Obtain a clean financial statement audit opinion

●
Advance late stage pipeline products, including initiation of pivotal and post-approval trials and regulatory submissions
●
Advance mid-stage pipeline products, including initiation and progression of phase 2 trials and reporting of clinical data
●
Advance early stage pipeline products, including submittal of applications for, and initiation of, first in human or other early stage studies

Following the end of 2024, the CEO recommended, and the CNG Committee approved, achievement of 100% of each of Mr. Gilliam’s, Mr. Thurman’s and Mr. Navratil’s individual objectives. Therefore, 100% of the portion of each executive’s bonus tied to the individual objectives was earned at target. The determinations made by the CNG Committee with respect to the Company’s satisfaction of the corporate goals and the individual goals results in the following formulaic bonus plan achievement:

								2024 Actual
					Bonus Weighting		Potential Payout	Achievement
2024 Executive Bonus Goals	Target		Actual		CEO	Other NEOs	Range (% Target)	(% Target)
2024 Net Sales Target*	$364.2	MM	$383.5	MM	50%	50%	0-300%	205.9%

Meet or exceed (underspend) approved 2024 operating expense budget	$401.4	MM	$395.1	MM	20%	10%	0-150%	100%

Complete NXL System Prototype by Year End	100%		100%		10%	5%	0-150%	100%
Commence Phase 2b/3 Clinical Trial for second generation iDose TREX by Year End	100%		100%		10%	5%	0-150%	100%
Achieve 12 or more of the external Glaukos ESG goals	100%		100%		10%	5%	0-150%	100%
Individual Performance Goals:					-0-%	25%	0-150%	100%
Total Earned (as % of Target):					152.9%	152.9%	Max capped at 200%

*

The net sales component of the bonus can be earned between 0-300% of target and individual performance goals can be earned between 0-150% of target, but total possible bonus awards are capped at 200% of target.

2024 ACTUAL BONUS PAYOUT

For 2024, the CNG Committee determined that the CEO’s bonus was earned at 152.9% of target under the formulaic scorecard, and each of the other NEO’s earned a bonus equal to 152.9% of their target. Bonus payouts reflected the achievement of our NEOs against the corporate and individual, where applicable, goals determined for them at the start of the year. The CNG Committee determined that the bonus payout for the Company’s senior leadership would recognize and reward the effort and performance of our management team in achieving the Company’s near-term financial objectives and advancing toward the Company’s long-term goals to create greater value for our shareholders and other stakeholders by bringing our pipeline products to market and achieving our sustainability goals.

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EXECUTIVE COMPENSATION

The values of the portion of the 2024 NEO bonuses earned pursuant to formulaic criteria is set forth in the table below. The value of the RSUs reported in the table below is based on the fair market value of the shares on the April 1, 2025 vesting date.

						Value of Portion
				2024 Bonus	2024 Bonus	Paid in Equity on
	2024 Earned	Actual Bonus	Bonus	Paid in Cash	Paid in	April 1, 2025
Named Executive Officer	Bonus Value ($)	as a % of Target	Election Form	($)	RSUs (#)	Vesting Date($)
Thomas W. Burns	1,223,490	152.9%	100% RSUs	-0-	15,113	1,467,321
Joseph E. Gilliam	596,299	152.9%	100% Cash	596,299	-0-	-0-
Tomas Navratil	416,598	152.9%	100% Cash	416,598	-0-	-0-
Alex R. Thurman	405,587	152.9%	100% RSUs	-0-	5,010	486,421

Mr. Burns and Mr. Thurman elected to receive all or a portion of their 2024 annual bonus in equity. Because the price of the Company’s stock increased from the date of grant of the equity underlying the annual bonus ($93.10 on April 1, 2024) to the date of vesting ($97.09 on April 1, 2025), the value of the bonuses actually paid to Messrs. Burns and Thurman was more than if they had elected to receive all of their bonus in cash.

2025 BONUS PLAN

In March 2025, the CNG Committee approved the 2025 executive bonus plan issued under our 2015 Omnibus Incentive Compensation Plan. With regard to performance targets, the CNG Committee determined to focus on key operational initiatives for the corporate performance component, which include financial components similar to those measured in 2024 as well as strategic objectives tied to pipeline product development accomplishments and achievement of a certain number of external sustainability goals by the end of 2025. The respective weightings of these 2025 bonus targets are consistent with those applied in 2024.

Ong-Term Incentives
Long-Term Incentives

The CNG Committee believes it is essential to provide long-term equity-based compensation to our executive officers in order to link both the interests and risks of our executive officers with those of our stockholders, which is a cornerstone of the Company’s pay for performance philosophy. Equity awards with a multi-year vesting schedule are designed to reward the creation and preservation of long-term stockholder value. Our management team follows the same philosophy: all U.S. employees in the Company receive equity grants, to foster a sense of ownership and align interests with those of our investors.

For 2024, long-term incentive compensation consisted of both time-based and performance-based equity grants. Performance-based equity are awards that require the achievement of pre-determined operational or financial objectives in order to vest. The CNG Committee believes that the use of performance-based equity advances multiple goals that benefit both the Company and stockholders. Performance-based equity incentivizes the achievement of the Company’s long- and short-term strategic goals, motivates executives to work hard to increase the value of the Company, as evidenced by increased stock price, and encourages executives to remain employed with the Company.

Our CEO’s 2024 equity grant was designed to be provided half in performance-based RSUs (“PRSUs”) and half in time-based RSUs. Historically, our other NEO’s awards were designed as one-third time based RSUs, one-third time-based options and one-third PRSUs; however, in 2024, PRSUs increased from one-third to one-half for our other NEO equity grants. Our executives were given the opportunity to convert half of their time-based RSU value into time-based stock options. The opportunity to elect to receive a quarter of the full value shares granted as options affords those executives greater potential reward in exchange for the lack of guaranteed value from an RSU. The CNG Committee views this election to convert full value shares to options as supporting the Company’s entrepreneurial spirit of growth, and the conversion of options to full value shares as providing a strong retention incentive.

For 2024, Mr. Burns elected to receive his time-based equity as an equal split between options and RSUs. Each of Messrs. Gilliam and Thurman also elected to receive their time-based equity split equally between options and RSUs, while Mr. Navratil chose to receive his time-based equity solely in the form of RSUs.

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EXECUTIVE COMPENSATION

2024 ANNUAL EQUITY GRANTS

The CNG Committee considered several factors when determining 2024 annual equity award amounts for our CEO and other NEOs, including individual performance, succession planning, internal equity, peer group data and the Company’s performance over the prior year. The CNG Committee exercises its judgment and discretion, and also considers the recommendations from our CEO in setting award amounts for the other NEOs.

The following table shows the intended target total annual equity grant value awarded to each NEO in 2024, and the number of time-based RSUs and stock options, and PRSUs and stock options, granted based on the 2024 performance and compensation review process.

	Time-Based	Time Based	Time-Based Equity	Performance-based	Performance-based Equity	Total Target 2024
	RSUs	Options	Target Value	RSUs	Target Value	Annual Equity Grant Value
Named Executive Officer	(#)	(#)	($)	(#)	($)	($)
Thomas W. Burns	21,275	37,359	$3,650,000	42,551	$3,650,000	7,300,000
Joseph E. Gilliam	8,743	15,353	$1,500,000	17,487	$1,500,000	3,000,000
Alex R. Thurman	4,955	8,700	$850,000	9,909	$850,000	1,700,000
Tomas Navratil	11,075	-0-	$950,000	11,075	$950,000	1,900,000

2024 ANNUAL TIME-BASED EQUITY

The equity grants of time-based RSUs to our NEOs in 2024 vest over four years, with 25% of the RSUs vesting and being delivered on each of the first four anniversaries of the grant date. The grants of time-based stock options also vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the following three years.

2024 ANNUAL PERFORMANCE-BASED EQUITY

For 2024, 50% of all NEO’s, including our CEOs’ equity awards, were in the form of performance-based equity.

The performance-based equity grant to our executives in 2024 is earned based on pre-determined annual and cumulative 2024-2026 revenue goals for iDose TR. Between 0%-250% of target award can be earned based on the Company’s under- to over-achievement of the three-year iDose TR revenue goals. Earned awards vest when the CNG Committee determines the iDose TR revenue achievement, but no more than one-third of the target number of PRSUs can vest for each of years 1, 2 and 3 (i.e., above target performance can only be earned after the end of the three-year performance period). The long-term revenue objectives were chosen in direct response to shareholder feedback during our 2023 engagement campaign, as multiple stockholders emphasized the importance of a successful iDose TR launch. The CNG committee directly responded to the feedback by designing performance objectives that they believe will accomplish these goals.

The target iDose TR net revenue for 2024 was set by our CNG Committee with a minimum threshold performance for 2024 set at 80% of the target net revenue. The CNG Committee believed that its predetermined target was a rigorous goal, taking into consideration that regulatory approval of iDose TR was not expected until the fourth quarter of 2023 and commercial launch would not begin until mid-first quarter 2024, while also taking into account the anticipated challenges associated with market access for and integration of a transformative new product into the glaucoma marketplace, as well as published Wall Street revenue performance expectations prior to regulatory approval. The Company’s actual performance in 2024 exceeded the iDose TR net revenue goal, which resulted in one-third of the target equity award being earned for the first year of the performance period. The Company does not disclose sales revenue or any other financial metric on a product-by-product basis; thus, to ensure consistency with our external financial disclosures, we have not disclosed the net revenue target or actual achievement for the iDose TR product in this Proxy Statement.

2022 PERFORMANCE-BASED EQUITY GRANT

Performance-based equity granted to our NEOs in 2022 is measured by commencement of clinical studies related to various pharmaceutical pipeline products. In 2022, the Company commenced four clinical trials, including iLution treatment for dry eye disease, iLution treatment for presbyopia, and two trials related to next generation iLink corneal health treatments, resulting in 50% of the target award being earned. In 2023, the Company commenced five clinical trials, including iLution travoprost, IVT axitinib, iLief, iLink NXL, and iLink (Epioxa), resulting in an additional 75% of the target award being earned. In 2024, the company commenced two clinical trials, including the second-generation iDose TREX and Nexagon, for the treatment of persistent corneal epithelial defects. In addition, the iLief trial was reclassified to a 2b study. To date, 185% of the target awards have been earned. The Company believes that the achievement of these milestones reflects discipline and rigor on the part of our management team in developing new pharmaceutical treatments to expand our product offerings, market potential and long-term value.

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EXECUTIVE COMPENSATION

Severance Benefits

We have entered into executive severance and change in control agreements with each of our senior team leaders, including our NEOs, Messrs. Burns, Gilliam, Thurman and Navratil. The level of each executive’s severance benefits has been determined to be appropriate by the CNG Committee, which believes that severance benefits, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We believe these potential benefits helped us to assemble a qualified senior leadership team. The payments and benefits provided under our severance and change in control arrangements are designed to provide our NEOs with benefits that are competitive with market practices.

As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the NEOs would be entitled to severance benefits in the event of an involuntary termination of employment by us without “cause” or a resignation for “good reason” (each as defined in the executive severance and change in control agreements). The change in control severance benefits are subject to a double trigger, and the NEOs are not entitled to their cash severance benefits merely because a change in control transaction occurs. The amount of each NEO’s severance benefits is increased in connection with a qualifying termination in connection with or following a change in control in order to encourage our NEOs to remain employed with us, and focus on the creation of value for stockholders, during an important time when their prospects for continued employment following a change in control transaction may be uncertain.

No NEO is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances. Additionally, no new or amended employment agreements were entered into with any of our NEOs since the date of the 2024 Annual Meeting of Stockholders. All members of the Compensation Committee during fiscal 2024 were independent directors and none of them are current or former employees or officers of the Company or had any relationship with us during fiscal 2024 requiring disclosure of certain transactions with related persons under SEC rules.

Other Benefits

All full-time employees, including our NEOs, are eligible to participate in the Company’s health and welfare benefits, including our 401(k) Plan with a company-sponsored match component for our U.S.-based employees, and our Employee Stock Purchase Plan. Our NEOs are also eligible for an annual executive physical.

We have also adopted and maintain the Glaukos Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan permits our management or highly compensated employees, including all of our Named Executive Officers, to elect to defer base salary and annual incentive compensation pursuant to the terms of the Deferred Compensation Plan. Further details on this Deferred Compensation Plan are provided below under the heading, “Nonqualified Deferred Compensation Plans.”

Stock Ownership Policy Applicable to Executive Officers

In 2019, the CNG Committee adopted a Stock Ownership Policy that requires our executive officers to maintain a meaningful equity stake in our Company. These guidelines require our CEO to own shares of our common stock having a value equal to at least six times his annual base salary, and each of our other NEOs to own shares of our common stock having a value of at least three times the executive’s annual base salary. Shares subject to stock options and unvested PRSUs are not considered owned by the executive for purposes of this Policy. Each NEO is required to meet the minimum stock ownership requirement within five years from the date on which they become subject to the guidelines. Each of the NEOs was in compliance with the required ownership levels as of January 1, 2025.

Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit our executive officers from pledging Glaukos securities or engaging in hedging transactions.

Clawback Policy

In accordance with SEC and New York Stock Exchange requirements, in 2023 the Board adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the

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EXECUTIVE COMPENSATION

restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the CNG Committee notes this deductibility limitation. However, the CNG Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Timing of Grants of Certain Equity Awards

We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment or promotion. As discussed above, currently, we primarily grant RSUs and PRSUs, although we grant options to non-employee directors and provide our senior leaders, including our NEOs, the opportunity to convert certain portions of their RSUs into stock options. We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. However, the CNG Committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The CNG Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation, Nominating and Governance Committee of the Board

Mark J. Foley (chair)
Gilbert H. Kliman, M.D. Marc A. Stapley
Denice M. Torres

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2024, 2023 and 2022

The following table provides information regarding the compensation of our NEOs during 2024, 2023 and 2022.

				Stock	Option	Non‑equity incentive	All other
		Salary	Bonus	awards	awards	plan compensation	compensation	Total
Name and principal position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)

Thomas W. Burns	2024	$800,000	$—	$6,395,008	$1,824,987	$—	$10,350	$9,030,345
Chairman and Chief	2023	$765,000	$—	$1,000,019	$6,879,765	$—	$9,900	$8,654,684
Executive Officer (3)	2022	$730,000	$—	$2,300,012	$2,467,875	$761,901	$8,400	$6,268,188

Joseph E. Gilliam	2024	$557,000	$—	$2,250,009	$749,994	$596,299	$10,350	$4,163,652
President and	2023	$530,250	$—	$1,000,021	$1,999,989	$638,921	$9,900	$4,179,081
Chief Operating Officer	2022	$505,000	$—	$3,500,012	$2,500,012	$461,185	$8,400	$6,974,609

Alex R. Thurman	2024	$442,000	$—	$1,580,030	$424,995	$—	$10,350	$2,457,375
Senior Vice President and	2023	$401,500	$—	$533,351	$1,205,382	$207,336	$12,400	$2,359,969
	2022	$365,000	$—	$1,251,899	$500,002	$—	$8,400	$2,125,301
Chief Financial Officer

Tomas Navratil	2024	$454,000	$—	$1,900,027	$—	$416,598	$10,350	$2,780,975
Senior Vice President and	2023	$420,000	$—	$1,699,977	$—	$433,779	$12,400	$2,566,156
Chief Development Officer	2022	$400,000	$—	$1,699,985	$—	$313,110	$8,400	$2,421,495

(1)	The amounts shown represent the grant date fair values of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2024, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

2024 Bonus RSUs: The amounts reported in the stock awards column for 2024 include the grant date fair value of RSUs (the “Bonus RSUs”) granted to Messrs. Burns and Thurman pursuant to their elections to receive 100% of their 2024 bonuses in the form of RSUs rather than cash. The grant date fair value of the Bonus RSUs was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The Bonus RSUs are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Bonus RSUs of $920,014 for Mr. Burns and $304,995 for Mr. Thurman. If we had achieved the highest level of performance under our 2024 bonus plan, the grant date fair value for the Bonus RSUs would have increased to $1,840,028 for Mr. Burns and $609,991 for Mr. Thurman. For a more detailed description of these grants of Bonus RSUs, please see “Material Elements of Compensation—Annual Bonuses” in the Compensation Discussion and Analysis section above.

2024 Performance RSUs: The amounts reported in the stock awards column for 2024 include the grant date fair value of PRSUs granted to Messrs. Burns, Gilliam, Navratil, and Thurman that only vest upon the achievement of pre-determined operational targets over a multi-year performance period. For Messrs. Burns, Gilliam, Navratil, and Thurman, this constituted 50% of the value of their 2024 long-term incentive equity grant, with the remainder being issued in the form of time-based options and RSUs. The grant date fair value of the PRSUs was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The PRSUs are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the PRSUs of $3,650,024 for Mr. Burns, $1,500,034 for Mr. Gilliam, $950,013 for Mr. Navratil, and $849,994 for Mr. Thurman. If the maximum performance level is achieved during the performance period, the grant date fair value for the PRSUs would be $9,125,104 for Mr. Burns, $3,750,130 for Mr. Gilliam, $2,375,076 for Mr. Navratil, and $2,125,027 for Mr. Thurman. For a more detailed description of these grants of the PRSUs, please see “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.

(2)	Consists of Company matching contributions to the executive’s 401(k) plan contributions and the Company’s payment for an annual executive physical.
(3)	The base salary amount for Mr. Burns for 2022 and 2024, and the non-equity incentive plan compensation for 2022, include amounts that were deferred under our Deferred Compensation Plan described below.

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EXECUTIVE COMPENSATION

2024 Grants of Plan-Based Awards

The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2024:

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards ($)(1)			Awards (#)(1)
											Grant
								2024	2024		Date Fair
								Stock	Option	Exercise	Value of
								Awards:	Awards:	or Base	Stock
								Number of	Number of	Price of	and
								Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)				Units (#)	Options (#)	($/Sh)	($)(2)

Thomas W. Burns
Time-Based Options	03/14/2024	—	—	—	—	—	—	—	37,359	85.78	1,824,987
Time-Based RSUs	03/14/2024	—	—	—	—	—	—	21,275	—	—	1,824,969
PRSUs	03/14/2024	—	—	—	21,276	42,551	106,378	—	—	—	3,650,025
Bonus Election RSUs	04/01/2024	—	—	—	4,941	9,882	19,764	—	—		920,014

Joseph E. Gilliam
Time-Based Options	03/14/2024	—	—	—	—	—	—	—	15,353	85.78	749,994
Time-Based RSUs	03/14/2024	—	—	—	—	—	—	8,743	—	—	749,975
PRSUs	03/14/2024	—	—	—	8,744	17,487	43,718	—	—	—	1,500,035
Annual Cash Bonus	04/01/2024	194,950	389,900	779,800	—	—	—	—	—	—	—

Alex R. Thurman
Time-Based Options	03/14/2024	—	—	—	—	—	—	—	8,700	85.78	424,995
Time-Based RSUs	03/14/2024	—	—	—	—	—	—	4,955	—	—	425,040
PRSUs	03/14/2024	—	—	—	4,955	9,909	24,773	—	—	—	849,994
Bonus Election RSUs	04/01/2024	—	—	—	1,638	3,276	6,552	—	—	—	304,996

Tomas Navratil
Time-Based RSUs	03/14/2024	—	—	—	—	—	—	11,075	—	—	950,013
PRSUs	03/14/2024	—	—	—	5,538	11,075	27,688	—	—	—	950,013
Annual Cash Bonus	04/01/2024	136,200	272,400	544,800	—	—	—	—	—	—	—

(1)	Incentive plan awards consist of:
a.	Annual cash bonuses payable under our 2024 executive bonus plan. The maximum potential payout under the executive bonus plan is 200% of target.
b.	Awards of PRSUs that only vest upon the achievement of pre-determined operational goals. The PRSUs vest over a four-year performance period, with a maximum potential program payout of 250% of target;
c.	Awards of RSUs granted to Messrs. Burns and Thurman pursuant to their elections to receive 100% of their annual bonuses in the form of RSUs rather than in the form of a cash payment. These awards include a 15% premium component tied to their election to receive their annual bonus in RSUs in lieu of cash.

Please see “Material Elements of Compensation—Annual Bonuses” and “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above for more information on our executive incentive compensation programs.

(2)	The amounts shown represent the grant date fair values of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718 and, in the case of the PRSUs and RSUs granted pursuant to our annual bonus equity election based upon the probable outcome of the applicable performance conditions. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2024, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10- K for the year ended December 31, 2024.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table presents information concerning equity awards held by our NEOs as of December 31, 2024.

Option awards	Stock awards
Number of
securities underlying
unexercised options (#)
Equity
incentive
Equity	plan
incentive	awards:
Equity	plan	Market or
incentive	awards:	payout
plan	Number of	value of
awards:	Market	unearned	unearned
Number of	Number of	value of	shares,	shares,
securities	shares or	shares or	units or	units or
underlying	units of	units of	other	other
unexercised,	Option	stock that	stock that	rights that	rights that
unearned	exercise	Option	have not	have not	have not	have not
Grant	options	price	expiration	vested	vested	vested	vested
Name	date	Exercisable	Unexercisable	(#)	($)	date	(#)	($)(1)	(#)	($)(1)

Thomas W. Burns	3/10/2016	275,000	—	—	16.49	3/10/2026	—	—	—	—
3/15/2017	180,000	—	—	45.71	3/15/2027	—	—	—	—
3/14/2018	266,000	—	—	30.92	3/14/2028	—	—	—	—
3/14/2019	50,000	—	—	69.30	3/14/2029	—	—	—	—
3/12/2020	65,170	—	—	39.10	3/12/2030	—	—	—	—
3/12/2020	28,455	—	—	39.10	3/12/2030	—	—	—	—
3/18/2021	—	—	—	—	—	7,709	(3)	1,155,887	—	—
3/18/2021	—	—	—	—	—	—	—	30,835	(4)	4,623,400
3/24/2022	—	—	—	—	—	10,421	(3)	1,562,525	—	—
3/24/2022	—	—	—	—	—	—	—	21,884	(5)	3,281,287
3/24/2022	42,078	—	—	55.18	3/24/2032	—	—	—	—
3/24/2022	28,928	13,150	(2)	—	55.18	3/24/2032	—	—	—	—
3/24/2022	31,560	—	31,557	(5)	55.18	3/24/2032	—	—	—	—
4/01/2022	7,258	—	60.78	4/01/2032	—	—	—	—
3/22/2023	48,235	62,019	(2)	—	48.46	3/22/2033	—	—	—	—
3/22/2023	—	—	220,508	(6)	48.46	3/22/2033	—	—	—	—
4/03/2023	56,404	—	—	49.51	4/03/2033	—	—	—	—
12/22/2023	—	—	—	—	—	—	—	24,290	(9)	1,821,021
3/14/2024	—	37,359	(2)	—	85.78	3/14/2034	—	—	—	—
3/14/2024	—	—	—	—	—	—	—	106,378	(7)	15,950,242
3/14/2024	—	—	—	—	—	21,275	(3)	3,189,974	—	—
4/01/2024	—	—	—	—	—	—	—	19,764	(8)	1,481,707
4/01/2024	—	—	—	—	—	215	(3)	32,237	—	—

Joseph E. Gilliam(10)	3/14/2019	3,300	—	—	69.30	3/14/2029	—	—	—	—
3/18/2021	—	—	—	—	—	3,875	(3)	581,018	—	—
3/18/2021	—	—	—	—	—	—	—	7,772	(4)	1,165,334
3/24/2022	—	—	—	—	—	18,123	(3)	2,717,363	—	—
3/24/2022	—	—	—	—	—	27,184	(11)	4,075,969	—	—
3/24/2022	22,442	—	35,676	(12)	55.18	3/24/2032	—	—	—	—
3/24/2022	54,039	—	27,436	(5)	55.18	3/24/2032	—	—	—	—
3/22/2023	—	—	—	—	—	15,477	(3)	2,320,621	—	—
3/22/2023	16,077	20,674	(2)	—	48.46	3/22/2033	—	—	—	—
3/22/2023	—	—	73,502	(6)	48.46	3/22/2033	—	—	—	—
3/14/2024	—	—	—	—	—	—	—	43,718	(7)	6,555,002
3/14/2024	—	—	—	—	—	8,743	(3)	1,310,925	—	—
3/14/2024	—	15,353	(2)	—	85.78	3/14/2034	—	—	—	—

Alex R. Thurman	10/06/2016	40,000	—	—	38.68	10/06/2026	—	—	—	—
12/14/2016	20,000	—	—	33.81	12/14/2026	—	—	—	—
3/15/2017	15,000	—	—	45.71	3/15/2027	—	—	—	—
4/01/2020	6,675	—	—	28.78	4/01/2030	—	—	—	—
4/01/2021	—	—	—	—	—	626	(3)	93,862	—	—
3/24/2022	32,020	—	13,718	(5)	55.18	3/24/2032	—	—	—	—
3/24/2022	—	—	—	—	—	9,062	(3)	1,358,756	—	—
3/22/2023	—	—	—	—	—	8,255	(3)	1,237,755	—	—
3/22/2023	8,575	11,026	(2)	—	48.46	3/22/2033	—	—	—	—
3/22/2023	—	—	39,202	(6)	48.46	3/22/2033	—	—	—	—
4/03/2023	8,906	—	—	49.51	4/03/2033	—	—	—	—
3/14/2024	—	8,700	(2)	—	85.78	3/14/2034	—	—	—	—
3/14/2024	—	—	—	—	—	4,955	(3)	742,953	—	—

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EXECUTIVE COMPENSATION

	3/14/2024	—	—		—	—	—	—		—	24,773	(7)	3,714,389
	4/01/2024	—	—		—	—	—	—		—	6,552	(8)	491,203

Tomas Navratil	10/19/2020	4,181	—	(2)	—	55.00	10/19/2030	—		—	—		—
	1/04/2021	—	—		—	—	—	3,195	(3)	479,058	—		—
	3/18/2021	—	—		—	—	—	975	(3)	146,192	—		—
	3/18/2021	8,238	550	(2)	—	85.94	3/18/2031	—		—	—		—
	3/18/2021	—	—		—	—	—	—		—	3,896	(4)	584,166
	3/24/2022	—	—		—	—	—	—		—	10,786	(5)	1,617,253
	3/24/2022	—	—		—	—	—	10,270	(3)	1,539,884	—		—
	3/22/2023	—	—		—	—	—	—		—	11,693	(6)	1,753,248
	3/22/2023	—	—		—	—	—	17,541	(3)	2,630,098	—		—
	3/14/2024							11,075	(3)	1,660,586
	3/14/2024										27,688	(7)	4,151,464

(1)	The reported value of these stock awards is based upon a stock price of $149.94, which was the closing market price of the Company’s common stock on December 31, 2024, the last trading day of the Company’s 2024 fiscal year.
(2)	These options vest over four years from the grant date, with 25% vesting on the one-year anniversary of the grant date and the remaining amount vesting in equal monthly installments over the following 36 months.
(3)	This stock award vests over four years, with 25% vesting annually on each anniversary of the grant date.
(4)	The reported grants are awards of PRSUs granted in 2021 that only vest upon the achievement of multiple pre-determined operational goals during a four-year performance period, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above. The number of PRSUs reported reflects the maximum number that could be earned based upon the maximum overachievement possible during the performance period under the terms of the grant. As of the end of fiscal year 2024, 150% of the target awards have been earned.
(5)	The reported grants are awards of performance-based stock options and PRSUs granted in 2022 that only vest upon the achievement of multiple pre-determined operational goals during a four-year performance period, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above. The number of performance-based stock options and PRSUs reported reflects the maximum number that could be earned based upon the maximum overachievement possible during the performance period under the terms of the grant. As of the end of fiscal year 2024, 185% of the target awards have been earned.
(6)	The reported grants are awards of performance-based stock options and PRSUs granted in 2023 that only vest upon the achievement of multiple pre-determined operational goals during a four-year performance period, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above. The number of performance-based stock options and PRSUs reported reflects the maximum number that could be earned based upon the maximum overachievement possible during the performance period under the terms of the grant. As of the end of fiscal year 2024, none of the target awards have been earned.
(7)	The reported grants are awards of PRSUs granted in 2024 that only vest upon the achievement of multiple pre-determined operational goals during a four-year performance period, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above. The number of PRSUs reported reflects the maximum number that could be earned based upon the maximum overachievement possible during the performance period under the terms of the grant. As of the end of fiscal year 2024, one-third of the target awards have been earned.
(8)	These RSUs were granted to Messrs. Burns and Thurman pursuant to each of their elections to receive all of their 2024 annual cash bonus in the form of RSUs rather than in the form of a cash payment. They will vest on first anniversary of the grant date, in an amount determined by the achievement of the Company under its executive bonus plan, as determined by the CNG Committee, and are subject to adjustment for underachievement and overachievement up to a maximum of 200% of the target. The number of RSUs reported reflects the maximum number that could be earned based upon the maximum overachievement possible under the executive bonus plan.
(9)	These PRSUs were granted to Mr. Burns in connection with the U.S. FDA approval of the Company’s iDose TR product and only vest upon the achievement of pre-determined regulatory, reimbursement, and sales targets over a three-year performance period. The number of PRSUs reported reflects the maximum number that could be earned based upon the maximum overachievement possible during the performance period under the terms of the grant. As of the end of fiscal year 2024, 50% of the target awards have been earned.
(10)	The number of shares reported does not reflect the transfer of the economic interest of a portion of the indicated stock option and RSU awards to Mr. Gilliam’s former spouse pursuant to a domestic relations order, as previously reported in Reports on Form 4 filed with the SEC on May 8, 2019, December 21, 2020 and April 5, 2022.
(11)	This stock award was granted to Mr. Gilliam in connection with his promotion to the Company’s President and Chief Operating Officer in 2022, and vests 50% on the third anniversary of the grant date and the remaining 50% on the fourth anniversary of the grant date.
(12)	These stock options were granted to Mr. Gilliam in connection with his promotion to the Company’s President and Chief Operating Officer in 2022, and only vest upon the achievement of certain pre-determined financial goals over a four-year performance period, with the first three years of the multi-year performance period subject to adjustment for underachievement but not for overachievement. The number of performance-based stock options reported reflects the maximum number that could be earned based upon the maximum overachievement possible during the performance period under the terms of the grant. As of the end of fiscal 2024, the first three year’s financial goals had been met at target and confirmed by the CNG Committee.

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Option Exercises and Stock Vested in Fiscal 2024

The following table presents information regarding the options exercised by each NEO and the common stock acquired by each NEO upon the vesting of stock awards during fiscal year 2024.

	Option Awards		Stock Awards
	Number of		Number
	shares		of shares	Value
	acquired on	Value realized	acquired	realized
	exercise	on exercise	vesting on	on vesting
Name	(#)	($)	(#)	($)
Thomas W. Burns	155,115	11,168,906	50,196	5,241,447
Joseph E. Gilliam(1)	263,073	14,632,539	22,373	2,089,514
Alex R. Thurman	—	—	9,800	877,138
Tomas Navratil	—	—	24,031	2,338,918

(1)	The number of shares acquired on exercise and on vesting reported do not reflect the transfer of the economic interest of a portion of the underlying stock option and RSU awards to Mr. Gilliam’s former spouse pursuant to a domestic relations order, as previously reported in Reports on Form 4 filed with the SEC on May 8, 2019, December 21, 2020 and April 5, 2022.

Nonqualified Deferred Compensation Plans

The following table presents information regarding our nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for NEOs for 2024.

		Registrant	Aggregate		Aggregate
	Executive	Contributions	Earnings (Loss)	Aggregate	Balance at
	Contributions in	in Last	in Last Fiscal	Withdrawals/	Last Fiscal
	Last Fiscal Year	Fiscal Year	Year	Distributions	Year-End
Name	($)(1)	($)	($)(1)	($)	($)(1)
Thomas W. Burns	633,000	—	946,205	—	7,937,239
Joseph E. Gilliam	—	—	—	—	—
Alex R. Thurman	—	—	—	—	—
Tomas Navratil	—	—	—	—	—

Our Deferred Compensation Plan permits our management or highly compensated employees, including all of our NEOs, to elect to defer up to 80% of each of their base salary, annual cash incentive bonus and annual performance-based compensation pursuant to the terms of the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan will be credited (or debited) with an investment return determined as if the deferred amounts were invested in one or more investment funds selected by the participating employee from those funds made available under the Deferred Compensation Plan. These investment funds made available under the Deferred Compensation Plan are chosen by the delegates of the CNG Committee and include numerous asset classes including funds from Fixed Income to International Equity. Participants also have the option to select asset allocation portfolios that range from Conservative to Aggressive. The Company may also make discretionary credits to the accounts of participating employees under the Deferred Compensation Plan, which employer credits may or may not be subject to a vesting schedule.

Amounts deferred under the Deferred Compensation Plan will become payable upon a participating employee’s separation from service with the Company, death, disability, a specified in-service distribution date or a change in control of the Company, in each case as elected by the participating employee in accordance with the terms of the Deferred Compensation Plan. Amounts payable under the Deferred Compensation Plan may be paid to the participating employee in either a lump-sum or in annual installments to be paid over a period of up to ten years, in each case as elected by the participating employee in accordance with the terms of the Deferred Compensation Plan. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the Deferred Compensation Plan, and subject to applicable law. No actual investments will be held in the participants’ accounts and

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participants will at all times remain general unsecured creditors of the Company with respect to their account balances. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Code.

Potential Payments Upon Termination or Change in Control

We have entered into executive severance and change in control agreements with our senior management employees, including our four executive officers, Messrs. Burns, Gilliam, Thurman and Navratil.

Pursuant to the terms of the agreements, if any of these executive officers is terminated as a result of (i) an involuntary termination without “cause” or (ii) a resignation for “good reason” (each as defined in the executive severance and change in control agreements), then he will receive an amount equal to 18 months, in the case of Mr. Burns, or 12 months, in the case of Messrs. Gilliam, Thurman or Navratil, of the base salary amount in effect at the time of such termination, paid in a lump sum on the 60th day following the date of such termination. Additionally, each of Messrs. Burns, Gilliam, Thurman and Navratil (and their respective spouses and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 18-month anniversary of the date of such termination, with respect to Mr. Burns, or the 12-month anniversary, with respect to our other Named Executive Officers, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Mr. Burns will also vest in all equity and equity-based awards outstanding on the date of termination, and each of Messrs. Gilliam, Thurman and Navratil will vest in all equity and equity-based awards that would otherwise have vested during the 12 months following the date of such termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

If any of our NEOs is terminated as a result of (i) an involuntary termination without cause or (ii) a resignation for good reason, in either case within three months prior or 12 months following a “change in control” (as defined in the executive severance and change in control agreements), then he will receive an amount equal to the sum of (i) 24 months, in the case of Mr. Burns, or 18 months, in the case of the other NEOs, of the base salary amount in effect at the time of such termination, and (ii) 2 times, in the case of Mr. Burns, or 1.5 times, in the case of the other NEOs, of his target annual bonus for the year in which the change in control occurs, paid in a lump sum on the 60th day following the date of such termination. Each of the NEOs (and his spouse and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 24-month anniversary, in the case of Mr. Burns, or the 18-month anniversary, in the case of our other NEOs, of the date of such termination, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Each of Messrs. Burns, Gilliam, Thurman and Navratil will also vest in all equity and equity-based awards outstanding on the date of termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

For purposes of the agreements, “cause” means a finding that the executive has (i) been convicted of a felony or crime involving moral turpitude; (ii) disclosed trade secrets or confidential information to persons not entitled to receive such information; (iii) engaged in conduct in connection with his employment that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company, including act(s) of fraud, embezzlement, misappropriation and breach of fiduciary duty; (iv) violated our operating and ethics policies in any material way, including those relating to sexual harassment and the disclosure or misuse of confidential information; (v) engaged in willful and continued negligence in the performance of the duties assigned to him, after he has received notice of and failed to cure such negligence; or (vi) breached any material provision of any agreement between the executive and our Company, including any confidentiality agreement. “Good reason” means (i) a substantial and material diminution in the executive’s duties or responsibilities; (ii) a material reduction in his base salary; or (iii) the relocation of his principal place of employment to a location more than 50 miles from the prior location. “Change in control” means (i) the acquisition by a person or group of more than 50% of the voting power of our stock (other than a change resulting from the death of a stockholder or a transaction in which we become a subsidiary of another corporation and, following the transaction, our stockholders prior to the transaction will beneficially own shares entitling such stockholders to more than 50% of the voting power of the parent corporation); (ii) the majority of members of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or (iii) the consummation of (A) a merger or consolidation with another corporation where our stockholders, immediately prior to the transaction, will not beneficially own, immediately following the transaction, shares entitling such stockholders to more than 50% of the voting power of the surviving corporation; (B) a sale or disposition of all or substantially all of our assets; or (C) our liquidation or dissolution.

In the event that any of our NEOs would be subject to the excise tax imposed by Section 4999 of the Code and the net after-tax benefit that he would receive by reducing such payments to the threshold level as determined by Section 280G of the Code is greater than the net after-tax benefit the executive would receive if the full amount of such payments were made, then such payments will be reduced so that such payments do not exceed the threshold level as determined by Section 280G of the Code.

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The following table provides information concerning the potential termination or change in control payments that would be made to each of our NEOs under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payment to the NEOs, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2024. In the following table, we use the term “involuntary termination” to refer to a termination by us without cause or by the executive for good reason.

				Restricted
			Stock Option	Stock Unit	Continuation
	Salary	Bonus	Acceleration	Acceleration	of Healthcare
	Severance	Severance	Value	Value	Benefits	Total
	($)	($)	($)(1)	($)(1)	($)(2)	($)

Thomas W. Burns
Death or Disability	—	—	21,125,312	15,623,448	—	36,748,760
Involuntary Termination	1,200,000	—	21,125,312	15,623,448	37,169	37,985,929
Involuntary Termination in Connection with a Change in Control	1,600,000	1,600,000	21,125,312	15,623,448	49,558	39,998,318

Joseph E. Gilliam
Death or Disability	—	—	4,714,540	13,627,897	—	18,342,437
Involuntary Termination	557,000	—	246,246	3,041,083	14,490	3,858,819
Involuntary Termination in Connection with a Change in Control	835,500	584,850	4,714,540	13,627,897	21,735	19,784,522

Alex R. Thurman
Death or Disability	—	—	3,666,220	5,410,285	—	9,076,505
Involuntary Termination	442,000	—	636,800	1,862,555	24,779	2,966,134
Involuntary Termination in Connection with a Change in Control	663,000	397,800	3,666,220	5,410,285	37,169	10,174,474

Tomas Navratil
Death or Disability	—	—	35,200	9,869,651	—	9,904,851
Involuntary Termination	454,000	—	35,200	2,686,775	24,779	3,200,754
Involuntary Termination in Connection with a Change in Control	681,000	408,600	35,200	9,869,651	37,169	11,031,620

(1)	Based upon the closing price of our common stock ($149.94) on December 31, 2024, which was the last trading day in 2024. The reported value of the performance-based stock options and PRSUs in the case of death or disability or involuntary termination reflects accelerated vesting in 100% of the target amount of such award.
(2)	The reported value of these continued medical and dental coverage benefits is an estimate based upon the monthly cost of such benefits to the Company as of December 31, 2024.

Employee Benefit and Stock Plans

Our stockholders and Board of Directors previously adopted the 2011 Stock Plan (the “2011 Plan”), the Amended and Restated 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”), the 2015 Employee Stock Purchase Plan (the “ESPP”), and the 401(k) Plan.

2011 Stock Plan

The 2011 Plan was approved and adopted by our Board of Directors on April 28, 2011, and was subsequently approved by our stockholders in July 2011. Upon the effective date of the 2015 Plan, our Board of Directors determined that no further awards would be granted under the 2011 Plan.

The option exercise price of each outstanding option granted pursuant to the 2011 Plan was determined by the Board of Directors and was not less than 100% of the fair market value of the common stock on the date of grant for incentive stock options and, for nonqualified stock options granted prior to our initial public offering, no less than the per share exercise price required by applicable law. Certain options granted under the 2011 Plan vest at a rate of no less than 20% per year over a period of five consecutive years. The term of each option was fixed by the 2011 Plan administrator and may not exceed 10 years from the date of grant. Options granted under the 2011 Plan may be exercised prior to the vesting date. If exercised early, shares issued upon exercise are subject to repurchase by us if the option holder terminates his or her service prior to the vesting date.

In the event of a corporate transaction (including without limitation a “change of control,” as defined in the 2011 Plan), each outstanding option will be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor does not agree to assume the award or to substitute an equivalent option, in which case such option will terminate upon the consummation of the transaction.

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The Board of Directors may amend, modify or terminate any outstanding award, provided that no amendment to an award may substantially affect or impair the rights of a participant under any awards previously granted without his or her written consent.

Amended and Restated 2015 Omnibus Incentive Compensation Plan

The 2015 Plan was approved and adopted by our Board of Directors on March 14, 2024 and was subsequently approved by our stockholders on May 30, 2024.

The 2015 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, directors, consultants, and advisors, and to align the interests of these individuals with the interests of our stockholders.

The number of shares available for issuance under the 2015 Plan is subject to adjustment in the event of a stock dividend, spinoff, recapitalization, stock split, reclassification or exchange of shares, merger, reorganization, or consolidation or other change in our capital structure. To the extent that an award terminates, is repurchased by us, expires for any reason or becomes unexercisable without having been exercised in full, then any shares subject to the award may be used again for new grants. For stock appreciation rights (“SARs”) only the shares that are issued or delivered pursuant to the SARs will cease to be available for grant under the 2015 Plan. Shares tendered to us by participants to pay the exercise price of options or to satisfy tax withholding obligations with respect to an award will become available for use under the 2015 Plan.

The 2015 Plan permits us to make grants of incentive stock options pursuant to Section 422 of the Code, non-qualified stock options, and SARs. Incentive stock options may only be granted to our employees. Non-qualified stock options and SARs may be issued to our employees, directors, or consultants. The option exercise price of each option and the base price of each SAR granted pursuant to the 2015 Plan may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option and SAR will be fixed by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan.

The 2015 Plan permits us to make grants of restricted stock to our employees, directors, or consultants. During the period of restriction, employees, directors, or consultants holding restricted stock may exercise full voting rights with respect to those shares of our common stock, unless the 2015 Plan administrator determines otherwise, and will be entitled to receive all dividends paid with respect to such shares, however any divided or dividend equivalent payments will be subject to repayment or forefeiture if the applicable time or performance-based vesting requirements for the underlying award are not satisfied.

The 2015 Plan also permits us to make grants of RSUs. RSUs may be granted to our employees, directors, or consultants. Payment of earned RSUs will generally be made as soon as practicable after the date(s) determined by the 2015 Plan administrator and set forth in the written RSU agreement. RSUs may be settled in cash, shares of our common stock, or a combination of both.

The 2015 Plan permits us to make grants of performance units and performance shares, which may be granted to our employees, directors, or consultants. Each performance unit will have an initial value that is established by the 2015 Plan administrator on or before the date of grant and each performance share will have an initial value equal to 100% of the fair market value of a share of our common stock on the date of grant. To earn performance units or performance shares, the 2015 Plan administrator may set performance objectives based upon the achievement of our Company-wide, divisional, or business unit goals and/or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the administrator in its discretion. Further, the 2015 Plan permits us to grant certain cash incentive awards, which may, in the 2015 Plan administrator’s sole and plenary discretion, be subject to the attainment of performance goals.

Any awards under the 2015 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements. In no case (except due to an adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, or any repricing that may be approved by stockholders) will the 2015 Plan administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

The 2015 Plan is administered by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan, which has the authority to control and manage the operation and administration of the 2015 Plan. In particular, the 2015 Plan administrator has the authority to determine the persons to whom, and the time or times at which, incentive options, nonqualified stock options, restricted stock, SARs, RSUs, performance units,

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performance shares or cash incentive awards shall be granted. In addition, the 2015 Plan administrator has the authority to determine the number of shares to be subject to each award, and to determine the specific terms, conditions and restrictions of each award.

Unless provided otherwise within each written applicable award agreement, in the event a successor corporation does not assume or substitute for the award, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will become fully vested in the event of a “change in control” (as defined in the 2015 Plan) effective as of immediately prior to the consummation of the change in control. With respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. Such acceleration will not occur if awards granted under the 2015 Plan are to be assumed or substituted by the acquiring or successor entity (or parent thereof). In the event of an “involuntary termination” (as defined in the 2015 Plan) of a participant upon or within 12 months following a change in control, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will become fully vested and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

The 2015 Plan administrator may from time to time alter, amend, suspend or terminate the 2015 Plan in such respects as they deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent. We will obtain stockholder approval of any such amendment to the extent necessary to comply with applicable law.

No awards may be granted under the 2015 Plan after May 30, 2034, which is the date that is 10 years from the date the 2015 Plan was approved by our stockholders.

2015 Employee Stock Purchase Plan

The ESPP was approved and adopted by our Board of Directors on June 3, 2015, and was subsequently approved by our stockholders in June 2015.

The purpose of the ESPP is to retain and secure the services of our employees and employees of our designated affiliates, while providing incentives for such individuals to exert maximum efforts toward our success.

The number of shares available for issuance under the ESPP is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of shares of our common stock, stock dividend or other change in our capital structure. The number of shares of our common stock reserved for issuance will automatically increase on the first day of each fiscal year, from January 1, 2016, by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The ESPP will be administered by our Board of Directors or any committee or subcommittee designated by the board to administer the ESPP. The ESPP is implemented through a series of offerings of purchase rights to our eligible employees or eligible employees of any of our designated affiliates. Under the ESPP, we may specify offerings with duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering may have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors or the administrator of the ESPP, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of our common stock on the first date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Employees may have to satisfy one or more service requirements before participating in the ESPP, as determined by the administrator of the ESPP. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock (subject to any applicable discount to the purchase price), determined based on the fair market value per share of our common stock at the time such purchase right is granted, for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has, or has the right to acquire, voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

In the event of a merger or change in control, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated

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payroll contributions will be used to purchase shares of our common stock within a specified period prior to such corporate transaction, and such purchase rights will terminate immediately. A change in control has the same meaning as such term in the 2015 Plan.

The administrator of the ESPP has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We are permitted to make profit sharing contributions to eligible participants, but we have not made any such contributions to date. Beginning in 2017, the Company began contributing a $0.50 match for every $1.00 contributed by a participating employee up to 6% of their annual salary, with such Company contributions becoming vested when participating employees reach the 3-year anniversary from their date of hire, giving credit for past service. In the 2024 fiscal year, our matching contributions totaled approximately $3.66 million. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

60  |  2025 Proxy Statement  |  Glaukos Corporation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Foley, Dr. Kliman, Mr. Stapley and Ms. Torres served as members of our CNG Committee during all of fiscal 2024. All members of the CNG Committee during fiscal 2024 were independent directors and none of them are current or former employees or officers of the Company or had any relationship with us during fiscal 2024 requiring disclosure of certain transactions with related persons under SEC rules. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or CNG Committee.

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CEO PAY RATIO

CEO PAY RATIO

We have designed our compensation plans to attract and retain top talent, align our employees with the goals and business strategy of our Company, and motivate our employees to perform in ways that enhance stockholder value. We are committed to internal pay equity, and the CNG Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The CNG Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal year 2024 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our Chief Executive Officer in the “Summary Compensation Table” on page 51. Pay elements that were included in the annual total compensation for each employee are:

●	Base salary as of December 31, 2024, annualized for those employees who were hired or left the Company mid-year
●	Actual cash performance bonus and/or actual commissions paid in 2024
●	Value of actual equity awards granted in 2024 (either new hire grant or annual grant), calculated based on grant date fair value
●	Company matching contributions to employees’ 401(k) plan contribution

Our calculation includes all global employees on payroll as of December 31, 2024.  All salaries were converted to US dollars, using conversion rates as of December 31, 2024.

We identified our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees from lowest to highest, and (iii) identifying the median employee on that list.

The total annual compensation for fiscal year 2024 for our Chief Executive Officer was $9,030,345, and for the median employee was $173,127.  The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2024 is 52.2 to 1.

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PAY VS PERFORMANCE

PAY VS PERFORMANCE

					Value of Initial Fixed $100 Investment based on:			Company Selected Measure:

Year	Summary Compensation Table Total for CEO (b)	Compensation Actually Paid to CEO (c)	Average Summary Compensation Table Total for non-CEO Named Executive Officers (d)	Average Compensation Actually Paid to non-CEO Named Executive Officers (e)	Total Share- holder Return (f)	Peer Group Total Share- holder Return (g)	Net Income (in thousands) (h)	Net Sales (in thousands) (i)

2024	$9,030,345	$25,159,437	$3,134,001	$9,883,766	$275.27	$102.90	$(146,372)	$383,481
2023	$8,654,684	$22,347,663	$3,035,069	$7,714,100	$145.93	$99.53	$(134,661)	$314,711
2022	$6,268,188	$5,463,353	$2,930,016	$2,377,340	$80.19	$102.25	$(99,195)	$282,862
2021	$7,260,144	$(172,505)	$2,196,905	$496,378	$81.59	$138.98	$(49,593)	$294,011
2020	$6,018,242	$11,765,591	$2,161,224	$4,764,939	$138.17	$131.41	$(120,348)	$224,959

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for our Chairman and CEO, Thomas W. Burns, for the respective years shown.

Column (c). “Compensation actually paid” to our CEO in each of 2024, 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our CNG Committee in regards to the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

CEO – Thomas W. Burns – Equity Award Adjustment
Year	2024	2023	2022	2021	2020
Summary Compensation Table Total	$9,030,345	$8,654,684	$6,268,188	$7,260,144	$6,018,242
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(8,219,995)	$(7,879,784)	$(4,767,887)	$(5,299,920)	$(4,874,412)
(Minus): Change in Pension Value	$0	$0	$0	$0	$0
Plus: Pension Service Cost and Associated Prior Service Cost	$0	$0	$0	$0	$0
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$10,658,482	$13,186,556	$2,282,800	$2,055,461	$8,463,759
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$11,370,354	$7,429,276	$329,529	$(4,156,192)	$1,958,656
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$0	$0	$0	$0
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$2,320,251	$956,931	$1,350,723	$(31,998)	$199,346
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0	$0	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0	$0	$0	$0
Compensation Actually Paid	$25,159,437	$22,347,663	$5,463,353	$(172,505)	$11,765,591

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-vested restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest.

Column (d). The following non-CEO named executive officers are included in the average figures shown:

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PAY VS PERFORMANCE

2020: Joseph E. Gilliam, Chris M. Calcaterra

2021: Joseph E. Gilliam, Chris M. Calcaterra

2022: Joseph E. Gilliam, Alex R. Thurman, Tomas Navratil, Chris M. Calcaterra

2023: Joseph E. Gilliam, Alex R. Thurman, Tomas Navratil

Column (e). Average “compensation actually paid” for our non-CEO Named Executive Officers in each of 2024, 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO Named Executive Officers during the applicable year. For information regarding the decisions made by our CNG Committee in regards to the non-CEO Named Executive Officers’ compensation for each fiscal year, please the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Non-CEO Equity Award Adjustment
Year	2024	2023	2022	2021	2020
Summary Compensation Table Total	$3,134,001	$3,035,069	$2,930,016	$2,196,905	$2,161,224
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(2,301,685)	$(2,146,240)	$(2,362,978)	$(1,199,996)	$(1,595,473)
(Minus): Change in Pension Value	$0	$0	$0	$0	$0
Plus: Pension Service Cost and Associated Prior Service Cost	$0	$0	$0	$0	$0
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$2,789,624	$3,565,429	$1,477,439	$861,492	$3,347,859
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$5,851,958	$3,013,218	$61,800	$(1,490,771)	$801,226
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$0	$0	$0	$0
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$409,867	$246,624	$271,063	$128,748	$50,103
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0	$0	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0	$0	$0	$0
Compensation Actually Paid	$9,883,766	$7,714,100	$2,377,340	$496,378	$4,764,939

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-based restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table.

Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Glaukos Corporation for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.

Column (g):  For the relevant fiscal year, represents the cumulative TSR of the S&P 600 Health Care Sector Index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.

Column (h): Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Column (i): Company-selected Measure is annual “Net Sales” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our CEO and other named executive officers in 2020, 2021, 2022, 2023 and 2024 to (1) TSR of both the Company and the S&P 600 Health Care Sector Index, (2) the Company’s net income and (3) the Company’s annual net sales.

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PAY VS PERFORMANCE

“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement (as reflected in the significant decrease to 2021 CAP and the significant increase to 2023 CAP) and varying levels of projected and actual achievement of performance goals. For a discussion of how our CNG Committee assessed the Company’s performance and our Named Executive Officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020, 2021, 2022, 2023 and 2024.

Financial Performance Measures. Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our Named Executive Officers, for 2024, to Company performance.

● Net Sales:	Financial Measure
● Operating Expenses:	Financial Measure
● Pipeline Product Development:	Non-Financial Measure

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans: the 2011 Plan, the 2015 Plan and the ESPP.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2024.

Number of shares of
	Number of shares	Weighted-	Common Stock remaining
	of Common	average exercise	available for future issuance
	Stock to be issued	price of	under equity compensation
	upon exercise of	outstanding	plans (excluding shares
Plan category	outstanding awards	options	reflected in the first column)
Equity compensation plans approved by stockholders	4,852,479 (1)	$41.23	7,738,599 (2)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	4,852,479	$41.23	7,738,599

(1)	Of these shares, 32,896 were subject to options then outstanding under the 2011 Plan, 3,167,266 were subject to options then outstanding under the 2015 Plan and 1,652,317 shares were subject to outstanding RSUs under the 2015 Plan. We no longer have the authority to grant awards under the 2011 Plan. These shares do not include any shares of common stock issuable under the ESPP. We issue shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.
(2)	Represents 4,721,349 shares available for future issuance under the 2015 Plan, and 3,017,250 shares available for future issuance under the ESPP. Shares available under the 2015 Plan may be used for any type of award authorized in that plan, including stock options, stock appreciation rights, and full-value awards. The number of shares available for issuance under the ESPP will automatically increase on the first day of each fiscal year by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 4, 2025, except as otherwise indicated in the footnotes to the table below, by:

●	each person who we know beneficially owns more than 5% of our common stock;
●	each of our directors;
●	each of our Named Executive Officers; and
●	all of our directors and executive officers as a group.

The information below is based on 57,086,023 shares of our common stock outstanding as of April 4, 2025.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 4, 2025, and RSUs that will vest within 60 days of April 4, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount of
	Beneficial	% of
	Ownership	Class
>5% Stockholders
BlackRock, Inc. (1)	7,894,315	13.8
FMR LLC (2)	6,078,556	10.6
The Vanguard Group (3)	5,236,738	9.2
Named Executive Officers and Directors
Thomas W. Burns (4)	2,610,215	4.5
Joseph E. Gilliam (5)	163,329	*
Alex R. Thurman (6)	168,283	*
Tomas Navratil (7)	51,984	*
Mark J. Foley (8)	70,495	*
David F. Hoffmeister (9)	98,655	*
Gilbert H. Kliman, M.D. (10)	63,582	*
Marc A. Stapley (11)	65,322	*
Denice M. Torres (12)	20,388	*
Aimee S. Weisner (13)	78,365	*
Leana S. Wen, M.D. (14)	19,493	*
All executive officers and directors as a group (11 persons total) (15)	3,410,111	5.8

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Beneficial ownership information for BlackRock, Inc. (“BlackRock”) is as of December 31, 2023 and is based on information contained in the Schedule 13G (Amendment No. 7) filed with the SEC on January 22, 2024 by BlackRock. Such form states that BlackRock has sole voting power over 7,805,217 of the shares listed in the table above and sole dispositive power over all of the shares listed in the table above. The address for such entity is 50 Hudson Yards, New York, New York 10001.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	Beneficial ownership for FMR LLC (“FMR”) is as of December 31, 2024 and is based on information contained in the Schedule 13G (Amendment No. 2) filed with the SEC on February 12, 2025 by FMR. Such form states that Abigail P. Johnson, the Director, Chairman and Chief Executive Officer of FMR, and members of the Johnson family, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR as the predominant owners of the Series B voting common shares of FMR and through their execution of a shareholders’ voting agreement with other holders of Series B voting common shares. Such filing states that FMR has sole voting power over 6,068,916 of the shares listed in the table above and sole dispositive power, along with Abigail P. Johnson, over all of the shares listed in the table above. The address for all such entities is 245 Summer Street, Boston, Massachusetts 02210.
(3)	Beneficial ownership for The Vanguard Group (“Vanguard”) is as of December 29, 2023 and is based on information contained in the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 13, 2024 by Vanguard. Such form states that Vanguard has shared voting power over 86,409 of the shares listed in the table above, sole dispositive power over 5,101,020 of the shares listed in the table above and shared dispositive power over 135,718 of the shares listed in the table above. The address for such entity is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)	Includes (i) 1,101,643 shares issuable upon the exercise of options held by Mr. Burns that are currently exercisable or exercisable within 60 days of April 4, 2025, (ii) 9,793 shares that will be delivered to Mr. Burns upon the vesting of RSUs within 60 days of April 4, 2025, (iii) 238,107 shares held by the Burns Annuity Trust, of which Mr. Burns is a beneficiary and co-Trustee, (iv) 120,000 shares held by the Burns Charitable Remainder Trust, of which Mr. Burns is a beneficiary and co-Trustee, (v) 893,932 shares held by the Burns Family Trust, of which Mr. Burns is a beneficiary and co-Trustee, (vi) 100,000 shares which are held by the Thomas W. Burns Irrevocable Trust, of which Mr. Burns is a beneficiary, and (vii) 100,000 shares held by the Janet M. Burns Irrevocable Trust, of which Mr. Burns is a trustee and Mr. Burns’ spouse is a beneficiary.
(5)	Includes (i) 114,224 shares issuable upon the exercise of options held directly by Mr. Gilliam that are currently exercisable or exercisable within 60 days of April 4, 2025, and (ii) 1,944 shares that will be delivered to Mr. Gilliam upon the vesting of RSUs within 60 days of April 4, 2025. The shares listed in the table above may not reflect the transfer of economic interest in certain of those shares by Mr. Gilliam to his former spouse pursuant to a domestic relations order, as previously reported by Mr. Gilliam in Forms 4 filed with the SEC on May 9, 2019, December 21, 2020, and April 5, 2022.
(6)	Includes 133,924 shares issuable upon the exercise of options held directly by Mr. Thurman that are currently exercisable or exercisable within 60 days of April 4, 2025.
(7)	Includes (i) 12,969 shares issuable upon the exercise of options held by Mr. Navratil that are currently exercisable or exercisable within 60 days of April 4, 2025, and (ii) 2,001 shares that will be delivered to Mr. Navratil upon the vesting of RSUs within 60 days of April 4, 2025.
(8)	Includes (i) 16,246 shares issuable upon the exercise of options held directly by Mr. Foley that are currently exercisable or exercisable within 60 days of April 4, 2025 and (ii) 1,716 shares that will be delivered to Mr. Foley upon the vesting of RSUs within 60 days of April 4, 2025.
(9)	Includes (i) 56,246 shares issuable upon the exercise of options held directly by Mr. Hoffmeister that are currently exercisable or exercisable within 60 days of April 4, 2025, (ii) 1,716 shares that will be delivered to Mr. Hoffmeister upon the vesting of RSUs within 60 days of April 4, 2025, and (iii) 38,156 shares owned by Sentinel Point Partners, Inc., a corporation of which Mr. Hoffmeister is the sole shareholder. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 4, 2025, pursuant to an election by Mr. Hoffmeister to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Mr. Hoffmeister’s separation from Board service, pursuant to the Company’s director compensation program.
(10)	Includes (i) 31,246 shares issuable upon the exercise of options held directly by Dr. Kliman that are currently exercisable or exercisable within 60 days of April 4, 2025, and (ii) 1,716 shares that will be delivered to Dr. Kliman upon the vesting of RSUs within 60 days of April 4, 2025. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 4, 2025, pursuant to an election by Dr. Kliman to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Dr. Kliman’s separation from Board service, pursuant to the Company’s director compensation program.
(11)	Includes (i) 31,246 shares issuable upon the exercise of options held directly by Mr. Stapley that are currently exercisable or exercisable within 60 days of April 4, 2025 and (ii) 1,716 shares that will be delivered to Mr. Stapley upon the vesting of RSUs within 60 days of April 4, 2025. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 4, 2025, pursuant to an election by Mr. Stapley to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Mr. Stapley’s separation from Board service, pursuant to the Company’s director compensation program.
(12)	Includes (i) 1,246 shares issuable upon the exercise of options held directly by Ms. Torres that are currently exercisable or exercisable within 60 days of April 4, 2025 and (ii) 1,716 shares that will be delivered to Ms. Torres upon the vesting of RSUs within 60 days of April 4, 2025.
(13)	Includes (i) 28,525 shares over which Ms. Weisner shares voting and investment power and which are held by The Saeman-Weisner Family Trust, of which Ms. Weisner and her husband are co-trustees, (ii) 2,000 shares over which Ms. Weisner shares voting and investment power and which are held by The Weisner Saeman Family Irrevocable Trust, of which Ms. Weisner and her husband are co-trustees, (iii) 31,246 shares issuable upon the exercise of options held directly by Ms. Weisner that are currently exercisable or exercisable within 60 days of April 4, 2025, and (ii) 1,716 shares that will earned by Ms. Weisner upon the vesting of RSUs within 60 days of April 4, 2025. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 4, 2025, pursuant to an election by Ms. Weisner to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Ms. Weisner’s separation from Board service, pursuant to the Company’s director compensation program.
(14)	Includes (i) 1,246 shares issuable upon the exercise of options held directly by Dr. Wen that are currently exercisable or exercisable within 60 days of April 4, 2025 and (ii) 1,716 shares that will be delivered to Dr. Wen upon the vesting of RSUs within 60 days of April 4, 2025. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 4, 2025, pursuant to an election by Dr. Wen to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Dr. Wen’s separation from Board service, pursuant to the Company’s director compensation program.
(15)	Includes 1,557,232 shares issuable upon the exercise of options (or the vesting of RSUs) held by the executive officers and directors that are currently exercisable or exercisable within 60 days of April 4, 2025.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. A copy of this charter is available under “Governance & Sustainability” on our website at http://investors.glaukos.com.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2024, is engaged to perform an independent audit and report on our consolidated financial statements and audit and report on the effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the PCAOB and the SEC with respect to required Communications with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s Communications with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2024 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE

David F. Hoffmeister (Chairman)
Marc A. Stapley
Aimee S. Weisner Leana S. Wen, M.D.

March 12, 2025

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We are not required to submit the appointment of Ernst & Young LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

We expect one or more representatives of Ernst & Young LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by our independent registered public accounting firm, Ernst & Young LLP, are as follows:

	2024	2023
Audit Fees(1)	$3,017,785	$2,218,750
Audit-Related Fees(2)	5,000	5,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,022,785	$2,223,750

(1)	Audit Fees represents the aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, including attestation services relating to the report on our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations, and for procedures performed with respect to registration statements.
(2)	Audit-Related Fees represents the aggregate fees billed to us by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees, including review of our annual proxy statement in both 2023 and 2024.

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PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee. The Chairperson must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. All services performed and related fees billed by Ernst & Young LLP during fiscal 2024 and fiscal 2023 were pre-approved by the Audit Committee pursuant to regulations of the SEC and the foregoing pre-approval policies.

Additionally, Ernst & Young LLP complies with the audit partner engagement rules in the Sarbanes-Oxley Act by rotating their lead and concurring or review partners off of service for the Company at least every five years, with a minimum time-out of five years before resuming an audit partner role. The Company received a new lead partner in 2022.

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TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Person Transactions

We have adopted a written related person transactions policy, which sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person,” as determined prior to the beginning of our last fiscal year, includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by our Audit Committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee for review and approval. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must abstain from voting on the approval of the transaction but may, if so requested, participate in some or all of the Board’s discussions of the transaction.

Certain Relations and Related Person Transactions

The son of Thomas W. Burns, our Chairman and CEO, is an employee of the Company and his 2024 compensation, consisting of base salary, bonus and target long-term incentive compensation equity grant, was approximately $190,000. Additionally, Mr. Burns’ daughter became an employee of the Company in 2024, and her 2024 compensation, also consisting of base salary, bonus and target long-term incentive compensation equity grant, was approximately $170,000. The Company was not a party to any other transactions since January 1, 2024 in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our common stock had or will have a direct or indirect material interest, other than compensation arrangements.

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DELINQUENT SECTION 16(a) REPORTS

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, as well as persons who own more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock.

Based solely on a review of Forms 3, 4 and 5 reports electronically filed with the SEC during or with respect to the 2024 fiscal year by directors, officers and greater than 10% beneficial owners of our common stock, or written representations from reporting persons that all reportable transactions were reported and no Form 5 was required to be filed with respect to fiscal 2024, we believe that during our fiscal year ended December 31, 2024, our officers, directors and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a), with the exception of the following:

●	for each of Messrs. Burns, Gilliam and Navratil, a Form 4 filed on January 2, 2025 to report shares withheld by the Company on December 20, 2024 with respect to tax withholding obligations of each of them upon vesting and delivery of shares of common stock underlying restricted stock units previously granted by the Company.

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PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. For your proposal to be considered for inclusion in the proxy statement for our 2026 annual meeting of stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than December 16, 2025 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. If we change the date of the 2026 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2026 annual meeting of stockholders.

Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board of Directors at our 2026 annual meeting of stockholders or wish to present a proposal at the 2026 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no later than March 1, 2026 (the 45th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting) nor earlier than January 30, 2026 (the 75th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2026 annual meeting of stockholders to a date that is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2026 annual meeting of stockholders and no later than the close of business on the later of 90 days prior to the date of the 2026 annual meeting of stockholders or the tenth day following the day on which public announcement of the 2026 annual meeting of stockholders is made.

Our Bylaws require that a stockholder notice must provide certain information concerning the proponent of the proposal, the nominee, and the proposal, as applicable. In accordance with our Bylaws, the foregoing deadline and informational requirements set forth in Section 2.4 of our Bylaws are also intended to apply to and satisfy the notice and information requirements set forth in Rule 14a-19 under the Exchange Act, including paragraph (b) thereunder, with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 annual meeting. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.4 of our Bylaws, including providing the information required to be included in a notice required by paragraph (b) of Rule 14a-19 of the Exchange Act if a stockholder intends to nominate any person(s) for election to our Board, will not be acted upon at the 2026 annual meeting of stockholders.

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OTHER MATTERS

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.

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ANNUAL REPORT TO STOCKHOLDERS

ANNUAL REPORT TO STOCKHOLDERS

Our 2024 Annual Report has been posted on our corporate website at http://investors.glaukos.com and on the Internet at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability, instructions on how to request a printed copy of our proxy materials and 2024 Annual Report are included in the Notice of Internet Availability. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our 2024 Annual Report. We will provide, without charge, a copy of our 2024 Annual Report for the fiscal year ended December 31, 2024 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary at the following address:

One Glaukos Way

Aliso Viejo, California 92656

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VIRTUAL ANNUAL MEETING

VIRTUAL ANNUAL MEETING

Why are you holding a Virtual Annual Meeting?

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/GKOS2025. Our Board annually considers the appropriate format of our annual meeting. The virtual meeting will allow our stockholders to attend and participate from any location around the world. We believe this format will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What are the benefits of a Virtual Annual Meeting?

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world, and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

How do I attend the Virtual Annual Meeting?

You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received the proxy materials by email) in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2025. If you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

How will my questions be addressed at the Virtual Annual Meeting?

Our virtual Annual Meeting allows stockholders to submit questions and comments during the 15 minutes before the meeting and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at www.investors.glaukos.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a printed copy of this Proxy Statement and our 2024 Annual Report, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability to the beneficial owners. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a printed copy of our proxy materials, including this Proxy Statement, our 2024 Annual Report and a proxy card or voting instruction form. All stockholders who do not receive a Notice of Internet Availability or a copy of the proxy materials by email will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

We are first mailing the Notice of Internet Availability to our stockholders and, for stockholders who have affirmatively requested printed copies of proxy materials, we intend to first mail printed copies of this Proxy Statement, the accompanying proxy card or voting instruction form and our 2024 Annual Report, on or about April 15, 2025.

What items of business will be voted on at the Virtual Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	The election of three Class I director nominees named in this Proxy Statement to serve until our 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal 1”);
2.	The approval, on an advisory basis, of the compensation of our Named Executive Officers (“Proposal 2”); and
3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025 (“Proposal 3”).

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends that you vote your shares:

1.	“FOR ALL” of the following director nominees named in this Proxy Statement to be elected to the Board of Directors: Mark J. Foley, David F. Hoffmeister and Gilbert H. Kliman, M.D.;
2.	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
3.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Who is entitled to vote?

Only stockholders of record at the close of business on April 4, 2025 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 57,086,023 shares of our common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

●	Beneficial Owners. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.
●	Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

How do I vote and what are the voting deadlines?

●	Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. You may also vote your shares while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2025.
●	Stockholders of Record. If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting.

Via the Internet. You may submit a proxy over the Internet at www.proxyvote.com 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2025.

By Telephone. You may submit a proxy using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2025.

By Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 28, 2025 to be voted at the Annual Meeting.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2025.

If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

Can I revoke or change my vote after I submitted my proxy?

●	Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.
●	Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
●	signing and returning a new proxy card with a later date;
●	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 28, 2025, will be counted;
●	participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

●	delivering a written revocation to our Secretary at the address above to be received before the voting at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The holders of a majority of our shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Annual Meeting, present or represented by proxy.

What vote is required to approve each of the proposals?

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the three director nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified.

For purposes of Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. Approval of each of these proposals requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Please be aware that each of Proposals 2 and 3 are advisory only and are not binding on the Company. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the advisory vote by stockholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

For Proposal 1 (election of directors), shares voted “WITHHOLD” will not be counted in determining the outcome of a director nominee’s election. Abstentions with respect to any other proposal at the Annual Meeting will have the same effect as a vote “AGAINST” the proposal.

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 3 (ratification of Ernst & Young LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute broker non-votes on each of the other proposals and will not be counted in determining the outcome of those items.

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability, this Proxy Statement and form of proxy and the 2024 Annual Report, the cost of making such materials available on the internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. We have also retained Georgeson, LLC to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $15,000 plus an amount to cover expenses. In addition, we have agreed to indemnify Georgeson, LLC against certain liabilities arising out of or in connection with the engagement.

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APPENDIX A

ppendix
APPENDIX A

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GLAUKOS CORPORATION
One Glaukos Way
Aliso Viejo, CA 92656
949-367-9600
www.glaukos.com

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000674417_1 R1.0.0.2 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Mark J. Foley 02) David F. Hoffmeister 03) Gilbert H. Kliman, M.D. GLAUKOS CORPORATION ONE GLAUKOS WAY ALISO VIEJO, CA 92656 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GKOS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approval, on an advisory basis, of the compensation of the Company's named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000674417_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com GLAUKOS CORPORATION Annual Meeting of Stockholders May 29, 2025 9:00 AM, Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Alex R. Thurman and Robert L. Davis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of GLAUKOS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on May 29, 2025, via the Internet at www.virtualshareholdermeeting.com/GKOS2025, and any adjournment or postponement thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations included on the reverse side hereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY. Continued and to be signed on reverse side